UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 10, 2005

Date of Report (Date of earliest event reported)

TRIPOS, INC.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

(314) 647-1099

Registrant's telephone number, including area code:

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 5, 2005, Tripos, Inc. issued a press release announcing its completion of the acquisition of Optive Research, Inc. The acquisition was accomplished through a merger of a newly-formed, wholly-owned subsidiary of Tripos with and into Optive, with Optive surviving as a Tripos subsidiary. Under the terms of the agreement, Tripos issued 599,515 shares of its common stock (a portion of which is contractually restricted) and $4.75 million in cash to Optive's shareholders. The cash portion was funded by Horizon Technology Finance, LLC and Sand Hill Capital through the issuance of $3.5 million of subordinated debt, 111,606 shares of common stock, and warrants to purchase 156,250 shares of common stock.

A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

A copy of the Agreement and Plan of Merger Among Tripos, Inc., Owl Acquisition, Inc., Optive Research, Inc., Dr. Robert S. Pearlman and Bryan S. Koontz dated December 21, 2004 is incorporated herein by reference and is attached as Exhibit 2.1.

The terms of the merger were determined through arm's length negotiations among representatives of the parties. Neither Tripos nor any of its affiliates had, nor to the knowledge of Tripos did any director or officer of Tripos or any associate of any director or officer of Tripos have, any material relationship with Optive.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

2.1 Agreement and Plan of Merger Among Tripos, Inc., Owl Acquisition, Inc., Optive Research, Inc., Dr. Robert S. Pearlman and Bryan S. Koontz dated December 21, 2004.

99.2 Press Release dated January 5, 2005 (previously filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: January 10, 2005

INDEX TO EXHIBITS

Exhibit No. Description

2.1                  Agreement and Plan of Merger Among Tripos, Inc., Owl Acquisition, Inc., Optive Research, Inc., Dr. Robert S. Pearlman and Bryan S.                        Koontz dated December 21, 2004.

99.2                Press release, dated January 5, 2005, issued by Tripos, Inc., as previously filed with the Securities and Exchange Commission on January 5,                        2005.

Exhibit 2.1

Agreement and Plan Of Merger

among

TRIPOS, Inc.

OWL Acquisition, Inc.

OPTIVE Research, Inc.

Dr. Robert S. Pearlman

and

Bryan S. Koontz

Dated as of December 21, 2004

TABLE OF CONTENTS

Page

ARTICLE I THE MERGER *

SECTION 1.1. General. *

SECTION 1.2. Certificate of Incorporation. *

SECTION 1.3. The Bylaws. *

SECTION 1.4. Board of Directors and Officers. *

SECTION 1.5. Conversion of Securities. *

SECTION 1.6. Purchase Price Adjustment. *

SECTION 1.7. Adjustment of the Exchange Ratios. *

SECTION 1.8. Stockholder Approval. *

SECTION 1.9. Payment of Merger Consideration. *

SECTION 1.10. No Fractional Shares. *

SECTION 1.11. No Further Ownership Rights in Company Stock. *

SECTION 1.12. Further Assurances. *

ARTICLE II REPRESENTATIONS AND WARRANTIES OF the Company and the stockholders *

SECTION 2.1. Organization and Qualification. *

SECTION 2.2. Certificate of Incorporation and Bylaws. *

SECTION 2.3. Capitalization. *

SECTION 2.4. Authority. *

SECTION 2.5. No Conflict; Required Filings and Consents. *

SECTION 2.6. Financial Statements. *

SECTION 2.7. Absence of Certain Changes or Events. *

SECTION 2.8. Ownership and Condition of the Assets. *

SECTION 2.9. Leases. *

SECTION 2.10. Other Agreements. *

SECTION 2.11. Real Property. *

SECTION 2.12. Environmental Matters. *

SECTION 2.13. Litigation. *

SECTION 2.14. Compliance with Laws. *

SECTION 2.15. Intellectual Property. *

SECTION 2.16. Taxes and Assessments. *

SECTION 2.17. Employment and Benefit Matters. *

SECTION 2.18. Transactions with Related Parties. *

SECTION 2.19. Insurance and List of Claims. *

SECTION 2.20. Brokers and Transaction Fees. *

SECTION 2.21. Disclosure. *

SECTION 2.22. Absence of Violation. *

SECTION 2.23. Customers and Suppliers. *

SECTION 2.24. Internal Controls. *

SECTION 2.25. Export Controls. *

ARTICLE III REPRESENTATIONS AND WARRANTIES OF Tripos *

SECTION 3.1. Organization and Qualification. *

SECTION 3.2. Certificate of Incorporation and Bylaws. *

SECTION 3.3. Authority. *

SECTION 3.4. No Conflict; Required Filings and Consents. *

SECTION 3.5. Brokers. *

SECTION 3.6. Issuance of Tripos Common Stock. *

SECTION 3.7. SEC Filings. *

SECTION 3.8 Litigation. *

SECTION 3.9 Capitalization. *

SECTION 3.10 Absence of Certain Changes or Events. *

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF merger sub *

SECTION 4.1. Organization and Qualification. *

SECTION 4.2. Authority. *

SECTION 4.3. No Conflict; Required Filings and Consents. *

ARTICLE V COVENANTS *

SECTION 5.1. Conduct of Business Pending Closing. *

SECTION 5.2. Prohibited Actions Pending Closing. *

SECTION 5.3. Access; Documents; Supplemental Information. *

SECTION 5.4. No Solicitation. *

SECTION 5.5. Registration. *

SECTION 5.6. Filings; Other Actions; Notification. *

SECTION 5.7. NASDAQ Listing. *

SECTION 5.8. Company Stock Options. *

SECTION 5.9. Notification of Certain Matters. *

SECTION 5.10. Indemnification. *

SECTION 5.11. Employee Benefits Matters. *

SECTION 5.12. The University of Texas. *

ARTICLE VI CONDITIONS PRECEDENT *

SECTION 6.1. Conditions Precedent to Each Party's Obligation to Effect the Merger. *

SECTION 6.2. Conditions Precedent to Obligations of Tripos and Merger Sub. *

SECTION 6.3. Conditions Precedent to the Company's Obligations. *

ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION *

SECTION 7.1. Survival of Representations and Warranties. *

SECTION 7.2. Indemnification; Escrow Agreements. *

SECTION 7.3. Stockholders' Representative. *

SECTION 7.4. Defense of Third Party Claims. *

SECTION 7.5. Maximum Payments; Remedy. *

ARTICLE VIII GENERAL; TERMINATION *

SECTION 8.1. Expenses. *

SECTION 8.2. Press Releases. *

SECTION 8.3. Contents of Agreement; Parties in Interest; Etc. *

SECTION 8.4. Assignment and Binding Effect. *

SECTION 8.5. Termination. *

SECTION 8.6. Definitions. *

SECTION 8.7. Notices. *

SECTION 8.8. Amendment. *

SECTION 8.9. Governing Law. *

SECTION 8.10. No Benefit to Others. *

SECTION 8.11. Severability. *

SECTION 8.12. Section Headings. *

SECTION 8.13. Schedules and Exhibits. *

SECTION 8.14. Extensions. *

SECTION 8.15. Counterparts. *

EXHIBIT INDEX

EXHIBIT A	Form of Noncompetition Agreement
EXHIBIT B	Consulting Agreement
EXHIBIT C	Employment Agreement
EXHIBIT D	Form of Escrow Agreement
EXHIBIT E	Form of Gray Cary Ware & Friedenrich LLP Legal Opinion

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 21, 2004 by and among TRIPOS, INC., a Utah corporation ("Tripos"), Owl Acquisition, Inc., a Delaware corporation ("Merger Sub"), OPTIVE RESEARCH, INC., a Delaware corporation (the "Company"), Dr. Robert S. Pearlman ("Pearlman") and Bryan S. Koontz ("Koontz," and together with Pearlman, the "Stockholders").

RECITALS

WHEREAS, the Boards of Directors of each of Tripos, Merger Sub and the Company have determined that the merger of Merger Sub with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Tripos, Merger Sub and the Company and their respective stockholders;

WHEREAS, the Company is a Delaware corporation and has authorized 10,000,000 shares of common stock, par value $0.001 per share ("Company Stock");

WHEREAS, in order to induce Tripos and Merger Sub to enter into this Agreement, (i) each Stockholder is entering into a Noncompetition and Nonsolicitation Agreement substantially in the form attached hereto as Exhibit A (the "Noncompetition Agreements"), (ii) Pearlman is entering into a Consulting Agreement in the form attached hereto as Exhibit B, and (iii) Koontz is entering into an Employment Agreement substantially in form attached as Exhibit C; and

WHEREAS, the Board of Directors of Tripos, Merger Sub and the Company and the Stockholders of the Company have approved the Merger, pursuant to the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:

ARTICLE I
THE MERGER

SECTION 1.1. General.

(a) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time (as defined below) (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall cease and (iii) the Company shall be the surviving company (the "Surviving Company") and shall continue its legal existence under the laws of the State of Delaware.

(b) The Merger shall become effective at the time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger (the "Effective Time"). The closing of the Merger (the "Closing") shall take place at the offices of Tripos at 10:00 A.M., as soon as possible, but in any event not later than two Business Days, after the date on which the last of the conditions set forth in Article VI shall have been satisfied or waived, or on such other date, time and place as the Company and Tripos may mutually agree (the "Closing Date").

(c) At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

SECTION 1.2. Certificate of Incorporation.

The Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company, until thereafter amended as provided therein and by law.

SECTION 1.3. The Bylaws.

The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company, until thereafter amended as provided therein and by law.

SECTION 1.4. Board of Directors and Officers.

From and after the Effective Time, the Board of Directors and Officers of Merger Sub at the Effective Time shall be the Board of Directors and Officers of the Surviving Company, each to hold office until his or her respective successors are duly elected or appointed and qualified.

SECTION 1.5. Conversion of Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of the Company or the Stockholders:

(a) Each issued and outstanding share of Merger Sub common stock immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Company;

(b) Each share of Company Stock held in the treasury of the Company shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto;

(c) The then issued and outstanding shares of Company Stock (which shall include, for purposes of this Section 1.5, all shares of Company Stock issuable upon exercise of Company Options outstanding at the Effective Time that have been exercised by the holders thereof subject to consummation of the Merger) shall be converted into, and become exchangeable for the right to receive aggregate consideration consisting of cash (the "Cash Portion") and shares (the "Stock Portion") of Tripos common stock, par value $0.01 per share ("Tripos Common Stock"), subject to adjustment pursuant to Section 1.6 below (together, the "Merger Consideration"), to be distributed in accordance with Sections 1.5(c) and 1.5(d). Subject to the provisions of Sections 1.7 and 1.10, each share of Company Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled in accordance with Section 1.5(b)) shall be converted into the right to receive the following:

(i) cash in the amount of:

$4,750,000
Total Common Stock Outstanding; and

(ii) a fraction of a share of Tripos Common Stock equal to:

599,521
Total Common Stock Outstanding,

where "Total Common Stock Outstanding" equals the total number of shares of Company Stock outstanding at the Effective Time, plus the number of shares of Company Stock issuable upon the net exercise of all Company Options (based upon the closing price of Tripos Common Stock on the date that is two Business Days immediately prior to Closing) outstanding at the Effective Time. The calculations set forth in Sections 1.6(i) and (ii) above are referred to herein as the "Cash Portion Exchange Ratio" and the "Stock Portion Exchange Ratio," respectively. Holders of Company Options that exercise the options in connection with and contingent upon completion of the Merger shall have deducted from the Cash Portion otherwise payable in respect of such holder's Company Stock the aggregate exercise price payable therefor.

(d) Notwithstanding anything in this Agreement to the contrary, if the conversion of any shares of Company Stock held by any particular holders would result in the offer and sale of the shares of Tripos Common Stock to be issued in connection with the Merger to be not exempt from any applicable registration or qualification requirement under either federal or state securities or "Blue Sky" laws, then the shares of Company Stock of such holders will not be converted in part into shares of Tripos Common Stock, but instead will be converted into an amount of cash equal to the sum of (A) the Cash Portion to which they are entitled in respect of their shares of Company Stock and (B) the value of the Stock Portion in respect thereof, valued $4.17 per share. No later than three Business Days prior to the Closing, the Company shall deliver to Tripos investor questionnaires (the "Investor Questionnaires") in such form as Tripos shall reasonably require, completed in full and signed by each holder of Company Stock or Company Options.

(e) An aggregate of 179,856 shares of Tripos Common Stock included in the Stock Portion of the Merger Consideration shall be restricted shares and not initially transferable by the holders thereof ("Restricted Shares"). The transfer restrictions shall lapse as to 25% of the total number of Restricted Shares on each of the sixth, twelfth, eighteenth and twenty-fourth month anniversaries of the Closing upon satisfaction of the conditions set forth on Schedule 1.5(e) attached hereto. To the extent that any holder of Company Stock shall be required to receive cash in lieu of the Stock Portion otherwise payable in respect thereof as provided in Section 1.5(d), the associated cash payments shall be made to such holder at the same time and upon the same terms and conditions as the restrictions on transferability of the Restricted Shares shall lapse.

SECTION 1.6. Purchase Price Adjustment.

(a) The aggregate Cash Portion of the Merger Consideration shall be subject to adjustment as follows: for every $1.00 by which Adjusted Working Capital (as defined below) as of the Effective Time is less than $600,000, the aggregate Cash Portion shall be decreased by $1.00, and (ii) if (but only if) Net Working Capital (as defined below) as of the Effective Time exceeds $190,000, for every $1.00 by which Adjusted Working Capital exceeds $725,000, the aggregate Cash Portion shall be increased by $1.00. As used herein, (i) the term "Adjusted Working Capital" shall mean the aggregate current assets of the Company minus (x) the aggregate current liabilities of the Company (excluding any deferred revenues which would otherwise be included in current liabilities), and (y) the full amount of Tripos royalty and support payments to the Company for the third and fourth calendar quarters of 2004 (and excluding the Company's associated royalty obligation to The University of Texas at Austin), and (ii) the term "Net Working Capital" shall mean the aggregate current assets of the Company minus (x) the aggregate current liabilities of the Company (including any deferred revenues regardless of their classification on the Company's balance sheet), and (y) the full amount of Tripos royalty and support payments to the Company for the third and fourth calendar quarters of 2004 (and excluding the Company's associated royalty obligation to The University of Texas at Austin), in each case as determined in accordance with generally accepted accounting principles ("GAAP") consistent with past practice and all as determined as of the Effective Time.

(b) At least three (3) Business Days prior to Closing, the Company shall deliver to Tripos a reasonable estimate of Adjusted Working Capital and Net Working Capital as of the Effective Time, based on a balance sheet as of the most recent practicable date (which shall be no earlier than the last day of the most recently ended calendar month prior to the Closing) and containing reasonable detail and supporting documents showing the derivation of such estimate. Tripos shall retain the sum of $50,000 plus the amount, if any, by which the estimated Adjusted Working Capital shall be less than $600,000 from the aggregate Cash Portion otherwise payable at Closing (the "Holdback Amount") for a period not to exceed thirty (30) days pending determination of the purchase price adjustment, if any.

(c) Within fifteen (15) Business Days after the Closing, Tripos shall deliver to the Stockholders' Representative (as defined below) its determination of the actual Adjusted Working Capital and Net Working Capital as of the Effective Time. Each party shall have full access to the financial books and records pertaining to the Company to confirm or audit the Adjusted Working Capital and Net Working Capital computations. Should the Stockholders' Representative disagree with Tripos' determination of Adjusted Working Capital and/or Net Working Capital, the Stockholders' Representative shall notify Purchaser within fifteen (15) days after Tripos' delivery of its determination of Adjusted Working Capital and Net Working Capital. If the Stockholders' Representative and Tripos fail to agree within thirty (30) days after the Stockholders' Representative's delivery of notice of disagreement, such disagreement shall be resolved in accordance with the procedure set forth in Section 1.6(d), which shall be the sole and exclusive remedy for resolving accounting disputes relative to the determination of Adjusted Working Capital and Net Working Capital.

(d) In the event that the Stockholders' Representative and Tripos are not able to agree on the actual Adjusted Working Capital or Net Working Capital as of the Effective Time within thirty (30) days after the Stockholders' Representative's delivery of notice of disagreement, the Stockholders' Representative and Tripos shall each have the right to require that such disputed determination be submitted to such registered public accounting firm as the Stockholders' Representative and Tripos may then mutually agree upon in writing (the "Accounting Firm") for computation or verification in accordance with the provisions of this Agreement. The Accounting Firm shall review the matters in dispute and acting as arbitrators shall promptly decide the proper amounts of such disputed entries (which decision shall also include a final calculation of the actual Adjusted Working Capital and/or Net Working Capital as of the Effective Time). The Accounting Firm's determination shall be binding upon the Stockholders' Representative and Tripos. The Accounting Firm's fees and expenses shall be borne equally by the Securityholders out of the Escrow Funds and Tripos.

(e) After a final determination of the Adjusted Working Capital and Net Working Capital, any adjustment to the aggregate Cash Portion shall be made, and the difference between such amount and the Holdback Amount, if positive, shall be promptly paid to the former owners of Company Stock, in proportion to the original distribution of the Cash Portion distributed at Closing, without regard to any adjustment made, if necessary, as provided in Section 1.5(d); and the remainder shall be returned to Tripos; provided, however, that such payment shall be made no later than five days after the date of such final determination. In the event that the Holdback Amount shall be insufficient to satisfy the obligations of the Company with respect to any adjustments pursuant to this Section 1.6, any remaining shortfall may be claimed against the Escrow Amount pursuant to Section 7.2 without regard to the Indemnification Threshold.

SECTION 1.7. Adjustment of the Exchange Ratios.

In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Tripos Common Stock, any change or conversion of Tripos Common Stock into other securities or any other dividend or distribution with respect to the Tripos Common Stock should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Exchange Ratios, and thereafter all references to the Exchange Ratios shall be deemed to be to such Exchange Ratios as so adjusted.

SECTION 1.8. Stockholder Approval.

(a) The Stockholders holding shares of Company Stock constituting the Company Requisite Vote (as defined in Section 2.4), by execution of a written consent in lieu of a meeting pursuant to Section 228 of the DGCL, immediately after execution hereof, shall have (i) approved this Agreement, the Merger, the Escrow Agreement and all other transactions contemplated hereby and appointed Bryan Koontz as Stockholders' Representative, (ii) acknowledged that the approval given thereby is irrevocable and that such Stockholder is aware of its rights to dissent pursuant to Section 262 of the DGCL, a copy of which was attached thereto, and that such Stockholder has received and read a copy of Section 262 of the DGCL, (iii) acknowledged that such Stockholder is an "accredited investor" as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and (iv) acknowledged that by its approval of the Merger it is not entitled to any right to dissent from the Merger and thereby waives any rights to receive payment of the fair value of its Company Stock under the DGCL.

(b) The Company shall give prompt notice of the taking of the actions described in Section 1.8(a) to all holders of Company Options, together with such information concerning the Company and Tripos, the Merger, this Agreement, the Escrow Agreement and all other transactions contemplated hereby as Tripos shall have previously approved and a copy of the Investor Questionnaire.

SECTION 1.9. Payment of Merger Consideration.

(a) The Company shall deliver to Tripos a spreadsheet (the "Spreadsheet"), in form reasonably satisfactory to Tripos and certified as complete and correct by the Chief Executive Officer of the Company at least one (1) Business Day prior to the Closing, which shall set forth, as of the Closing the names of each holder of Company Stock or Company Options and their respective addresses, the number of shares of Company Stock held or to be held by such persons directly or pursuant to the exercise of Company Options, and the respective Cash Portion and Stock Portion amounts payable to each such person (or additional cash payments in lieu of the applicable Stock Portion, calculated in accordance with Section 1.5(d)) at the Effective Time.

(b) At the Closing, each Person who was a holder of shares of Company Stock at the Effective Time, which shares were converted into the right to receive the Merger Consideration pursuant to Section 1.5, shall deliver to Tripos the certificates representing their shares of Company Stock ("Certificates") or duly executed notices of exercise ("Exercise Notices") in respect of Company Options, as applicable. Upon surrender to Tripos of a Certificate or an Exercise Notice, as the case may be, such holder shall be entitled to receive in exchange therefor, and Tripos shall deliver (i) a certificate representing the number of whole shares of Tripos Common Stock into which the Company Stock held by such Person shall have been converted at the Effective Time (less such Person's pro rata portion of Restricted Shares), (ii) a certificate representing the number of whole Restricted Shares into which the Company Stock held by such Person shall have been converted at the Effective Time, (iii) the Cash Portion per share (less such holder's pro rata portion of (A) the Holdback Amount, and (B) the Cash Portion to be deposited in the Escrow Fund and the Reimbursement Fund on such holder's behalf pursuant to Section 7.2), (iv) cash in lieu of any fractional share of Tripos Common Stock in accordance with Section 1.10, and the Certificates so surrendered shall then be canceled. Subject to Section 1.10, until surrendered as contemplated by this Section 1.9(b), each Certificate or Exercise Notice, from and after the Effective Time, shall be deemed to represent only the right to receive, upon such surrender, the Merger Consideration per share into which such Company Stock shall have been converted. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 7.2, Tripos, on behalf of the Securityholders, shall cause to be delivered to the Escrow Agent (as defined in Section 7.2) (x) $975,000 (the "Escrow Amount"), and (y) $100,000 that is allocable to Stockholders under Section 1.5(c) hereof in the Merger (the "Reimbursement Amount").

(c) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

SECTION 1.10. No Fractional Shares.

No certificates or scrip representing fractional shares of Tripos Common Stock shall be issued upon the surrender for exchange of Certificates and such a fractional share shall not entitle the record or beneficial owner thereof to vote or to any other rights as a stockholder of Tripos. In lieu of receiving any such fractional share, each holder of Company Stock who would otherwise have been entitled thereto upon the surrender of Certificates for exchange will receive cash (without interest) in an amount rounded to the nearest whole cent, determined by multiplying $4.17 by the fractional share to which such holder would otherwise be entitled.

SECTION 1.11. No Further Ownership Rights in Company Stock.

All Cash Portions and shares of Tripos Common Stock delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.10) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Stock previously represented by such Certificate.

SECTION 1.12. Further Assurances.

If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or Assets of either the Company or Merger Sub or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or Assets of the Company or Merger Sub, and otherwise to carry out the purposes of this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF the Company and the stockholders

The Company and the Stockholders each hereby represents and warrants to Tripos and Merger Sub as follows:

SECTION 2.1. Organization and Qualification.

The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has the requisite power and authority to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. The Company is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the ownership or leasing of its Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary except for those jurisdictions where the failure to be so qualified and in good standing would not have a Company Material Adverse Effect. The Company has no subsidiaries or any equity interest in any Person.

SECTION 2.2. Certificate of Incorporation and Bylaws.

The Company has heretofore delivered to Tripos a complete and correct copy of its Certificate of Incorporation (the "Company Certificate") and the bylaws of the Company, each as amended to date. Such Company Certificate and bylaws are in full force and effect. The Company is not in violation of any of the provisions of the Company Certificate or its bylaws.

SECTION 2.3. Capitalization.

The authorized capital stock of the Company on the date hereof consists of 10,000,000 shares of common stock, $0.001 par value per share, of which 9,135,000 shares are issued and outstanding. All of the issued and outstanding shares of Company Stock are owned of record by the Stockholders of the Company shown on Schedule 2.3 hereto. The Company has not granted any options, warrants or other rights, or entered into any agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company, or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company, except that as of the date of this Agreement, there were 865,000 shares of Company Stock reserved for issuance pursuant to options outstanding under the Company's 2002 Stock Option Plan (the "Company Stock Plan"). The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the Stockholders of the Company on any matter. There are no outstanding obligations or rights of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person except in accordance with the Company Certificate and except for outstanding rights of the Company to repurchase shares of Company Stock, at the original purchase price paid per share, upon the holder's termination of service or employment with the Company and certain other circumstances in the amounts and under the terms (including the original purchase price and vesting and acceleration provisions) and from the persons set forth on Schedule 2.3(a) (the "Company Restricted Stock"). All of the issued and outstanding shares of the Company Stock, have been duly authorized and validly issued in accordance with applicable laws and are fully paid and non-assessable and not subject to preemptive rights. Except as set forth above or on Schedule 2.3(b), no shares of capital stock of the Company are reserved for any purpose. Schedule 2.3(c) contains a list which is complete and accurate in all respects as of the date hereof, of each outstanding option, warrant or other stock based award to purchase or acquire shares under the Company Stock Plan (the "Company Options") or otherwise, including whether or not the grant was made under the Company Stock Plan, the holder, date of grant, exercise price, whether the option contains an associated stock appreciation right, vesting and acceleration provisions and numbers of shares subject thereto.

SECTION 2.4. Authority.

(a) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except that approval of the Merger requires approval by holders of a majority of the shares of the Company Stock (the "Company Requisite Vote"). Assuming due authorization, execution and delivery by Tripos, this Agreement constitutes, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

(b) The Board of Directors of the Company has duly and unanimously approved this Agreement and the Merger and the other transactions contemplated hereby to which the Company is a party, and immediately following the execution of this Agreement, the Company Requisite Vote to adopt this Agreement and approve the Merger shall be obtained and shall be in full force and effect.

SECTION 2.5. No Conflict; Required Filings and Consents.

(a) Except as set forth on Schedule 2.5(a), the execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the Company Certificate or the bylaws of the Company, (ii) conflict with or violate any Law applicable to the Company, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is subject, except with respect to (ii) or (iii) above, for those instances which would not delay or affect the terms of the transactions contemplated hereby or would otherwise not reasonably be expected to have a Company Material Adverse Effect.

(b) Except as set forth in Schedule 2.5(b), the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by the Company, except for (i) the filing of a Certificate of Merger under the DGCL and (ii) state securities law filings.

(c) All consents and waivers required from any person in order to (i) carry out the transactions contemplated hereby under any contract, lease or agreement to which the Company is a party, or (ii) if any contract, lease or agreement to which the Company is a party deems the transactions contemplated by this Agreement to constitute an assignment of such contract, lease or agreement, to assign such contract, lease or agreement to the Surviving Company, are set forth on Schedule 2.5(c), except for licenses of widely available "shrink-wrap," "click wrap" or similarly licensed software.

SECTION 2.6. Financial Statements.

Attached hereto as Schedule 2.6 are the unaudited balance sheets of the Company as of December 31, 2002 and 2003 and as of November 30, 2004 (the "Balance Sheet Date"), and the unaudited statements of operations and cash flows for the fiscal years ended December 31, 2002 and 2003 and for the eleven months ended November 30, 2004 (collectively, the "Financial Statements"). Except as set forth on Schedule 2.6, the unaudited financial statements referred to in this Section 2.6 present fairly, in all material respects, the financial condition of the Company as of the respective dates and the results of operations and cash flows for the respective periods indicated and have been prepared in all material respects in accordance with GAAP applied on a consistent basis except, in the case of interim statements, for the absence of required footnotes and normal recurring year-end audit adjustments. Except as set forth on Schedule 2.6 or as reflected in the balance sheet of the Company as of the Balance Sheet Date, as of the Balance Sheet Date, the Company has not incurred any liabilities, contingent or absolute, matured or unmatured, known or unknown, and knows of no basis for such liabilities, except for liabilities (a) not required under GAAP applied on a consistent basis with that of the preceding accounting periods to be reported on such Financial Statements, and (b) incurred in the Ordinary Course of Business and except for liabilities arising out of, based upon or resulting from matters expressly addressed elsewhere in this Section 2.

SECTION 2.7. Absence of Certain Changes or Events.

(a) Since the Balance Sheet Date, there has been no event or set of circumstances that has resulted in a Company Material Adverse Effect nor, to the Knowledge of the Company, is there any event or set of circumstances that is reasonably likely to result in a Company Material Adverse Effect. Except as set forth on Schedule 2.7(a), since the Balance Sheet Date, the Company has conducted its business in the Ordinary Course of Business, and has not (i) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock; (ii) incurred loss of, or significant injury to, any of the material Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (iii) mortgaged, pledged or subjected to any Encumbrance any of the Assets; (iv) sold, exchanged, transferred or otherwise disposed of any material Assets except in the Ordinary Course of Business, or canceled any debts or claims; (v) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the Ordinary Course of Business, none of which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect; (vi) entered into any transactions, other than in the Ordinary Course of Business; (vii) made any change in any method of accounting or accounting practice; or (viii) made any agreement to do any of the foregoing, other than negotiations with Tripos and its representatives regarding the transactions contemplated by this Agreement.

(b) Since the Balance Sheet Date, except as set forth on Schedule 2.7(b), there has not been: (i) any damage, destruction or loss (whether or not covered by insurance) negatively affecting the business or Assets of the Company except for those which could not reasonably be expected to have a Company Material Adverse Effect; (ii) any forgiveness or cancellation of debts or claims owed to the Company; (iii) any increase in the compensation or benefits payable or to become payable by the Company to any of the directors, officers, consultants or employees of the Company, other than salary increases in connection with customary performance reviews and customary bonuses consistent with past practices, the terms and amounts of which are set forth on Schedule 2.7(b); (iv) any discharge or satisfaction of any Lien or payment of any liability or obligation by the Company other than current liabilities in the Ordinary Course of Business; or (v) any agreement to do any of the foregoing, other than negotiations with Tripos and its representatives regarding the transactions contemplated by this Agreement.

SECTION 2.8. Ownership and Condition of the Assets.

Schedule 2.8 contains a full and complete list of the tangible Assets owned or leased by the Company. Except as set forth on Schedule 2.8, the Company is the sole and exclusive legal and equitable owner of and has good and marketable title to the tangible Assets it purports to own and such Assets are free and clear of all Encumbrances other than Permitted Encumbrances. No person or Governmental Entity has an option to purchase, right of first refusal or other similar right with respect to all or any part of such Assets other than in the Ordinary Course of Business. All of the personal property of the Company is in good working order and repair, ordinary wear and tear excepted, and is suitable and adequate for the uses for which it is intended or is being used except for instances which could not reasonably be expected to have a Company Material Adverse Effect.

SECTION 2.9. Leases.

Schedule 2.9 lists all leases and other agreements under which the Company is lessee or lessor of any tangible Asset, or holds, manages or operates any tangible Asset owned by any third party, or under which any tangible Asset owned by the Company is held, operated or managed by a third party. The Company is the holder of all the leasehold estates purported to be granted to such entity by the leases listed in Schedule 2.9 and is the owner of all equipment, machinery and other Assets purported to be owned by the Company thereon, free and clear of all Encumbrances other than Permitted Encumbrances. Each such lease and other agreement is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the respective parties thereto (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity) and grants the leasehold estate it purports to grant free and clear of all Encumbrances other than Permitted Encumbrances. All necessary governmental approvals required to be obtained by the Company with respect thereto have been obtained, all necessary filings or registrations therefor have been made, and to the Company's Knowledge, there have been no threatened cancellations thereof and are no outstanding disputes thereunder. The Company has performed in all material respects all obligations thereunder required to be performed by it to date. The Company is not in default in any material respect under any of the foregoing and to the Company's Knowledge, no other party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would, constitute a default on the part of the Company, or to the Company's Knowledge, a party other than the Company.

SECTION 2.10. Other Agreements.

(a) Schedule 2.10 is an accurate list of all material contracts and agreements to which the Company is a party, or which it or any of its property is bound, (including, without limitation, joint venture agreements, employment contracts, loan agreements, bonds, mortgages, liens, pledges or other security agreements) used in connection with, or relating to the conduct of the business of the Company (the "Contracts").

(b) Except as set forth on Schedule 2.10, with respect to the conduct of the business of the Company and ownership of the Assets, the Company is not:

(1) a party to any contract, purchase or sales orders, or commitment that involves a dollar amount in excess of $25,000 or extends for a period of twelve months or more;

(2) a party to any employment contracts with employees, agents or consultants;

(3) a party to any contract with sales or other agents, brokers, franchisees, distributors or dealers;

(4) a party to any partnership or joint venture agreement;

(5) a party to any lease or other occupancy or use agreements, oral or written, nor has the Company granted any options, rights of first refusal or security or other interests other than Permitted Encumbrances in or relating to the Assets or the business of the Company;

(6) a party to any agreements giving any party the right to renegotiate or require a reduction in price or refund of payments previously made in connection with the business of the Company;

(7) a party to any agreements for the borrowing or lending of money with respect to the business of the Company and is not a party to any guaranty agreement;

(8) a party to any agreements that contain any provisions requiring the Company to indemnify any other party thereto other than agreements entered into in the Ordinary Course of Business which could not reasonably be expected to have a Company Material Adverse Effect;

(9) a party to any agreement for the sale of goods or services to any Governmental Entity;

(10) a party to any agreement granting any Person a Lien on any of the Assets other than Permitted Encumbrances;

(11) a party to any agreement under which the Company licenses or transfers any rights to any Company intellectual property rights or under which the Company licenses any intellectual property rights of others except for licenses of widely available "shrink wrap," "click wrap" or similarly licensed software;

(12) a party to any joint venture, co-development, corporate partnering or similar agreement involving the development, marketing or sale of goods or services;

(13) a party to any severance, bonus, executive or deferred compensation, profit sharing, pension or retirement, stock option or stock purchase, hospitalization, insurance, medical reimbursement or other plan, agreement or arrangement or practice providing employee or executive benefits to any officer or employee or former officer or former employee; and

(14) a party to or bound by any non-competition, secrecy or confidentiality agreement relating to the business of the Company or the Assets or any other contract restricting its right to conduct the business the Company at any time, in any manner or at any place in the world, or the expansion thereof to other geographical areas, customers, suppliers or lines of business.

(c) A true and correct copy of each Contract has been made available to Tripos prior to the date hereof. Except as set forth on Schedule 2.10, each Contract is now valid, in full force and effect and enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity). Except as set forth on Schedule 2.10, there does not exist any continuing material breach by the Company under any such Contract, nor has any such Contract been improperly terminated by the Company, the effect of which would reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor, to the Knowledge of the Company, any third party is in default under any such Contract, the effect of which would have a Company Material Adverse Effect. There exists no condition or event of which the Company is aware or that is within the control of the Company that, after notice or lapse of time or both, would constitute any such material breach, termination or default. Except as set forth on Schedule 2.10, the Company does not know of a bid or contract proposal made by the Company that, if accepted and entered into, is likely to result in a loss to the Company.

SECTION 2.11. Real Property.

Schedule 2.11 contains a list of all leasehold interests in real estate, easements, rights to access, rights-of-way and other real property interests which are owned, or are leased, used or held for use by the Company (collectively, the "Real Property"). The Real Property listed in Schedule 2.11 constitutes all real property interests necessary to conduct the business and operations of the Company as now conducted by the Company. The Company is not aware of any easement or other real property interest, other than those listed in Schedule 2.11, that is required, or that has been asserted by a Governmental Entity to be required, to conduct the business and operations of the Company. The Company has made available to Tripos true and complete copies of all deeds, leases, easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments). All Real Property (including the improvements thereon) (i) is in good condition and repair other than conditions that do not adversely affect its use by the Company and consistent with its present use, (ii) is available to the Company for immediate use in the conduct of its business and operations, and (iii) to the Knowledge of the Company complies in all material respects with all applicable building or zoning codes and in the regulations of any Governmental Entity having jurisdiction.

SECTION 2.12. Environmental Matters.

(a) The Company has complied in all material respects with all Environmental Laws. There are no pending or, to the Knowledge of the Company, threatened actions, suits, claims, legal proceedings or other proceedings against the Company based on any Environmental Laws, and the Company has not received any notice of any complaint, order, directive, citation, warrant, notice of violation, notice of responsibility, notice of potential responsibility, or information request from any Governmental Entity or any other person arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below) or any substances that pose a hazard, a harm or threatened harm to human health, the environment or an impediment to working conditions; (ii) the current or past release or threatened release into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) or arising from the Company's activities of any Hazardous Materials or any substances that pose a hazard, a harm or threatened harm to human health, the environment or an impediment to working conditions; (iii) the off-site disposal of Hazardous Materials originating on or from the Real Property or arising from the Company's activities; (iv) any facility operations or procedures of the Company which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property or otherwise arising from the Company's activities involving Hazardous Materials.

(b) The Company has been duly issued, and currently has all material permits, licenses, certificates and approvals required to be maintained by the Company under any Environmental Law with respect to the use of the Real Property by the Company and to conduct its activities. Except in accordance with such permits, licenses, certificates and approvals, there has been no discharge of any Hazardous Materials or any other material or substances regulated by such permits, licenses, certificates or approvals.

(c) To the Knowledge of the Company, none of the Real Property contains any underground or aboveground storage tanks, or underground or aboveground piping associated with such tanks, used currently or in the past for Hazardous Materials.

SECTION 2.13. Litigation.

The Company is not involved in any pending action, suit, investigation, claim, arbitration or litigation and, to the Knowledge of the Company, no such matter is threatened against or involving the Company or the Assets, at law or in equity, or before or by any court, arbitrator or Governmental Entity. The Company is not operating under, or subject to, any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity. No property or Assets of the Company has been taken or expropriated by any federal, state, provincial, municipal or other Governmental Entity nor has any written notice or proceeding with respect to thereof been given or commenced, nor is the Company aware of any intent or proposal by any Governmental Entity to give any such notice or commence any such proceeding.

SECTION 2.14. Compliance with Laws.

The Company is in compliance in all respects with all Laws applicable to the Assets and its business and operations, including all Laws applicable to the Company's relationship with its employees except where noncompliance would not be reasonably expected to have a Company Material Adverse Effect.

SECTION 2.15. Intellectual Property.

(a) Except as set forth on Schedule 2.15(a), the Company has all right, title and interest or license rights necessary to use all intellectual property used in the business of the Company as presently conducted and, to the Knowledge of the Company, has the right, title and interest or license rights to use all intellectual property that is currently anticipated by the Company to be required to carry out the Company's product development and marketing plans as currently contemplated (the "Intellectual Property Rights"). Except as set forth on Schedule 2.15(a), there are no claims or demands that have been made against the Company by any other Person pertaining to any of such Intellectual Property Rights and no proceedings have been instituted, or are pending or to the Knowledge of the Company, threatened, which challenge the rights of the Company in respect thereof. The Company has the right to use, without infringing the rights of others, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted.

(b) Schedule 2.15(b) lists all patents, patent applications, statutory invention registrations, registered trademarks, trademark applications and registrations and registered copyrights owned or licensed by or registered in the name of the Company, and generally describes any other Intellectual Property Rights owned by the Company material to the business or operations of the Company. All of such patents, patent applications, statutory invention registrations, registered trademarks, trademark applications and registrations and registered copyrights, if any, have been issued by United States Patent and Trademark Office, or have been appropriately filed in the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on Schedule 2.15(b), and such filings are currently pending in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction except as set forth on Schedule 2.15(b). The Company has good and marketable title to all patents, patent applications, registered trademarks, trademark applications and registrations, and registered copyrights that have issued or are registered in the Company's name.

(c) Schedule 2.15(c) lists all software and other material that is distributed as "free software", "open source software" or was acquired by the Company under a similar licensing or distribution model (including but not limited to the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL) or the Apache License) ("Open Source Materials") and is used by the Company in any way. Schedule 2.15(c) describes the manner in which such Open Source Materials are used and whether (and, if so, how) the Open Source Materials have been modified and/or distributed by the Company. Except as set forth on Schedule 2.15(c), the Company has not (i) incorporated Open Source Materials into, or combined Open Source Materials with, any of the Company's intellectual property; (ii) distributed Open Source Materials in conjunction with any of the Company's intellectual property, or (iii) used Open Source Materials in any manner that obligates the Company to grant to any third party rights or immunities under any of the Company's intellectual property. In particular, except as set forth on Schedule 2.15(c), the Company has not used any Open Source Materials that require, as a condition of their use, modification and/or distribution, that other software incorporated into, derived from or distributed with such Open Source Materials be (x) disclosed or distributed in source code form, (y) be licensed for the purpose of making derivative works, or (z) be redistributable at no charge.

(d) Schedule 2.15(d) sets forth all licenses or other agreements under which the Company is granted rights in Intellectual Property Rights, except for licenses of widely available "shrink-wrap" software that is not included in the Company's products. All such licenses or other Agreements are in full force and effect, there is no material default by the Company or, to the Company's Knowledge, any party thereto, and except as set forth in Schedule 2.15(d), the obligations of the respective parties thereunder are not subject to any change of control provisions that would require Tripos to operate following the Closing in a manner different from the Company's operations prior to the Closing. The Company has received no formal or informal notice that The University of Texas (the "University") intends to early terminate any license or other agreement set forth in Schedule 2.15(d), or to early terminate the exclusivity of any such exclusive license or other agreement. Schedule 2.15(d) contains a list of the Company's software products that constitute Category-3 Software under the terms of that certain License Agreement, dated December 13, 2002, by and between the Company and the University (the "UT Agreement"). To the Knowledge of the Company, the licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other Agreements, and any amendments thereto, have been furnished or made available to Tripos.

(e) All licenses or other agreements under which the Company has granted rights to others in Intellectual Property Rights owned or licensed by the Company are listed on Schedule 2.15(e). All of such licenses or other agreements are in full force and effect, there is no material default by the Company, or to the Company's Knowledge, by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been furnished to Tripos.

(f) The Company has taken all reasonable steps it believes to be required in accordance with sound business practice to establish and preserve its ownership of all material patent, copyright, trade secret and other proprietary rights with respect to its products and technology. The Company has required all professional and technical employees and independent contractors having access to valuable non-public information of the Company to execute agreements under which such persons are required to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company does not have Knowledge of any infringement by others of any Intellectual Property Rights of the Company.

(g) Except as set forth on Schedule 2.15(g), the present business, activities and products of the Company do not infringe any Intellectual Property Rights of any other Person. No proceeding charging the Company with infringement of any Intellectual Property Rights has been filed or, to the Knowledge of the Company, is threatened or likely to be filed. Except as set forth on Schedule 2.15(g), to the Knowledge of the Company, there exists no unexpired patent or patent application that includes claims that would be infringed by the products, activities or business of the Company. The Company is not making any unauthorized use of any confidential information or trade secrets of any Person, including without limitation, any customer of the Company, or any past or present employee of the Company. Except for customer contracts in the Ordinary Course of Business, including without limitation any non-disclosure agreements, and except for agreements by employees with former employers, neither the Company nor, to the Knowledge of the Company, any of its employees have any agreements or arrangements with any Persons other than the Company restricting any such employee's engagement in business activities of any nature. The activities of its employees on behalf of the Company do not violate any such agreements or arrangements known to the Company that would reasonably be expected to have a Material Adverse Effect.

(h) To the Knowledge of the Company, none of the current officers and employees of the Company has any issued patent or patent application pending for any device, process, design or invention of any kind used (currently or in the 12 months prior to the date hereof) by the Company, or is intended to be used by the Company or its successor in the future, which patent or patent application has not been assigned to the Company, with such assignment duly recorded in the patent office of the relevant jurisdiction. Binding, written assignments to the Company have been executed by all inventors for those patents and patent applications set forth on Schedule 2.15(b).

(i) Except as set forth in Schedule 2.15(i), in each case in which the Company has acquired any Intellectual Property Rights (other than by means of a written license agreement) from any person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer to the Company all rights in such Intellectual Property Rights (including the right to seek future damages with respect thereto) and, except as set forth on Schedule 2.15(i) and to the extent such assignment was of a patent, registered copyright or registered trademark, the Company has recorded each such patent, copyright or trademark assignment in accordance with applicable laws and regulations with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, and their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(j) Notwithstanding anything herein to the contrary, the Company's representations and warranties relating to the non-infringement by the Company of third party intellectual property rights arising from any patents not issued as of the date of this Agreement shall be limited to the Company's Knowledge only.

SECTION 2.16. Taxes and Assessments.

Except as set forth on Schedule 2.16, the Company has (i) duly and timely paid all Taxes which have become due and payable by it, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any Tax Return or the payment of any Tax; (ii) received no written notice of, nor does the Company have any Knowledge of, any notice of deficiency or assessment or proposed deficiency or assessment from any taxing Governmental Entity; (iii) no Knowledge of any audits pending and there are no outstanding agreements or waivers by the Company that extend the statutory period of limitations applicable to any federal, state, local, or foreign tax returns or Taxes; and (iv) not entered into any discussions with any federal, state, local, or foreign authority with respect to any Tax asserted by such authority but not yet paid by the Company. Since inception of the Company, the Tax Returns of the Company have never been audited by federal, state, local, or foreign authorities. There are no Liens for Taxes (other than Taxes not yet due and payable) on any property of the Company. The Company has withheld from each payment made to any of its past or present employees, officers or directors, and to any non-residents, the amount of Taxes and other deductions required to be withheld therefrom and has paid the same (or set aside for timely payment) to the proper Tax or other receiving officers within the time required under applicable Laws. The provision for Taxes of the Company, if any, as shown in the Financial Statements is adequate for Taxes due or accrued as of the date thereof.

SECTION 2.17. Employment and Benefit Matters.

(a) Pension and Benefit Plans and Other Arrangements. Schedule 2.17(a) lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined by Section 3(3) of ERISA), applicable to employees or former employees of the Company to which it has contributed or under which it has any material liability (collectively, the "Company Benefit Plans"). The Company has made available to Tripos, to the extent they exist, a true and correct copy of (i) the most recent annual report (Form 5500 series) filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan, (ii) each such Company Benefit Plan document and any amendments thereto, (iii) each trust agreement or other funding vehicle relating to each such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, and (v) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code.

(b) Compliance. The Company has complied with the terms of the Company Benefit Plans and all applicable provisions of the Code, ERISA, and all other applicable Laws pertaining to the Company Benefit Plans, except for instances of non-compliance that could not reasonably by expected to have a Company Material Adverse Effect. The Company has no material liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. The Company has no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Company Benefit Plan, and, to the Knowledge of the Company, there exist no facts that could reasonably be expected to give rise to such a claim.

(c) Collective Bargaining Agreements. There are no collective bargaining agreements applicable to the Company's employees and the Company has no duty to bargain with any labor organization with respect to any such persons. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company. Moreover, there are no current, nor threatened attempts to organize or establish any trade union or employee association with respect to the Company and there has not been for a period of 12 consecutive months prior to the date hereof, nor is there existent or, to the Knowledge of the Company threatened any strike, slow-down or work stoppage with respect to the Company.

(d) Employee Information. The Company has made available to Tripos and will update on or immediately before the Closing Date, a list of the names, positions, dates of hire and rates of compensation of all officers, directors, employees and consultants of the Company, as of the date hereof, showing each such person's name, positions, and annual remuneration, bonuses, material fringe benefits and any severance or change of control agreement in place for the current fiscal year and the most recently completed fiscal year. The list referenced in the preceding sentence lists all employees currently on a leave of absence approved the Company, including, without limitation, parental or pregnancy leave or a leave related to the receipt of short-term or long-term disability benefits or workers' compensation benefits and indicates the date of the beginning of the leave, the type of leave and the expected date of return to work. With respect to any persons employed by the Company, the Company is in material compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld and paid from wages, and the Company does not have any liability for any Taxes or penalties for failure to comply with any of the foregoing.

(e) Employment Practices. Except as set forth on Schedule 2.17(e), with respect to any persons employed by the Company, (i) the Company has not engaged in any unfair labor practice within the meaning of the National Labor Relations Act and has not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) there are no pending or, to the Knowledge of the Company, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company before any Governmental Entity nor, to the Knowledge of the Company, does any basis therefor exist.

(f) Contributions to the Company Benefit Plans. All contributions to, and payments from, each Company Benefit Plan which may have been required to be made in accordance with the terms of such plan, and, where applicable, the laws of the jurisdiction which govern such plan, have been made in a timely manner, and all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Company Benefit Plan required to be filed with any Governmental Entity or distributed to any participant of such plan have been duly filed on a timely basis or properly distributed. No Company Benefit Plan is subject to Title IV of ERISA.

(g) Immigration Laws. The Company has complied, in all material respects, with all Laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including, but not limited to, the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations.

(h) Parachute Payments. Except as set forth on Schedule 2.17(h), no amount required to be paid or payable to or with respect to any employee or other service provider of the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be subject to withholding under Sections 3402 and 4999 of the Code as an "excess parachute payment" within the meaning of Section 280G of the Code. Schedule 2.17(h) sets forth the name of each such employee or other service provided, any payments that may be classified as "parachute payments" and the agreements pursuant to which such payments may be made. No employee or other service provider of the Company is entitled to, or shall become entitled to, in connection with the transactions contemplated hereby, a tax gross-up payment from the Company with regard to "parachute payments" under Section 280G of the Code.

(i) COBRA. Schedule 2.17(i) sets forth a list of all persons who are current qualified beneficiaries (as defined in Section 4980B of the Code) as of the date hereof.

SECTION 2.18. Transactions with Related Parties.

Except (i) for standard confidentiality, assignment of invention and non-competition agreements, and stock option awards and restricted stock grants and awards on standard forms under the Company Stock Plan, (ii) as set forth on Schedule 2.18 and (iii) for any transactions between the Company and Tripos, neither any present or former officer, director, stockholder of the Company or person known by the Company to be an Affiliate of any of them, is currently a party to any transaction or agreement with the Company, including, without limitation, any loan, extension of credit or arrangement for the extension of credit, any agreement providing for the employment of, furnishing of services by, rental of Assets from or to, or otherwise requiring payments to, any such officer, director, stockholder or Affiliate.

SECTION 2.19. Insurance and List of Claims.

Schedule 2.19 contains a list of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company in each case which are in full force and effect as of the date hereof. The Company has made available to Tripos true and correct copies of all such policies. All such policies: (a) are sufficient for compliance by the Company with all requirements of applicable Law and of all licenses, franchises and other agreements to which the Company is a party, except for instances in which non-compliance could not reasonably be expected to have a Company Material Adverse Effect and (b) to the Company's Knowledge, are valid, outstanding, and enforceable policies. All premiums due and payable on all such policies have been paid. A true and complete list of all claims made since January 1, 2003 under any of the policies (or their predecessors) listed on Schedule 2.19 is included on Schedule 2.19.

SECTION 2.20. Brokers and Transaction Fees.

Tripos shall have no liability for any brokerage, finder's or other fee or commission of any kind in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Company or any of its Affiliates.

SECTION 2.21. Disclosure.

True and complete copies of all documents listed in the Schedules have been made available or provided to Tripos. The books of account, stock record books and other financial and corporate records of the Company, including the minute books of the Company's Stockholders and Board of Directors, all of which have been made available to Tripos, are complete and correct in all material respects and have been maintained in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and such book and records are accurately reflected in the Financial Statements.

SECTION 2.22. Absence of Violation.

To the Knowledge of the Company, none of the Company, nor any of its officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of any of the Company) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any extraordinary discount, or any other unlawful inducement, to or from any person, business association or governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). To the Knowledge of the Company, the business of the Company is not in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements.

SECTION 2.23. Customers and Suppliers.

Except as set forth on Schedule 2.23, the Company has not been notified of the early termination or cancellation of (or any intent to early terminate or cancel) any agreement with the Company by (i) any single customer or any group of affiliated customers who represented five percent (5%) or more of the revenues or potential revenues contracted for under existing contracts of the Company as of the Balance Sheet Date, or (ii) any single supplier or any group of affiliated suppliers who provided five percent (5%) or more of the requirements of the business of the Company as of the Balance Sheet Date. To the Knowledge of the Company, none of the business or prospective business contracted for under existing contracts of the Company is in any manner dependent upon the making or receipt of any payments, discounts or other inducements to any officers, directors, employees, representatives or agents of any customer.

SECTION 2.24. Internal Controls.

The Company has established and maintains, adheres to and enforces a system of internal accounting controls consistent with those of companies of similar size and similarly situated as the Company. The Company (including any Employee thereof) has not identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company as compared with companies of similar size and similarly situated as the Company, (ii) any fraud, whether or not material, that involves the Company's management or other Employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

SECTION 2.25. Export Controls.

The Company has at all times conducted its export transactions in accordance with (i) all applicable U.S. export and reexport controls, including the United States Export Administration Act and Regulations and Foreign Assets Control Regulations and (ii) all other applicable import/export controls in other countries in which the Company conducts business. Without limiting the foregoing:

(a) The Company has obtained all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Entity required for (i) the export and reexport of products, services, software and technologies and (ii) releases of technologies and software to foreign nationals located in the United States and abroad ("Export Approvals");

(b) The Company is in compliance with the terms of all applicable Export Approvals;

(c) There are no pending or, to the Company's Knowledge, threatened claims against the Company with respect to such Export Approvals;

(d) To the Company's Knowledge, there are no actions, conditions or circumstances pertaining to the Company's export transactions that may give rise to any future claims; and

(e) No Export Approvals for the transfer of export licenses to Tripos are required, or such Export Approvals can be obtained expeditiously without material cost.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF Tripos

Tripos represents and warrants to the Company as follows:

SECTION 3.1. Organization and Qualification.

Tripos is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Tripos has the requisite power and authority to own, lease and operate its Assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Tripos is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

SECTION 3.2. Certificate of Incorporation and Bylaws.

Tripos has previously made available to Company complete and correct copies of Tripos' Amended and Restated Articles of Incorporation and its Bylaws, as amended to date (together, the "Tripos Charter Documents"). Such Tripos Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect.

SECTION 3.3. Authority.

The execution and delivery of this Agreement by Tripos and the consummation by Tripos of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Tripos are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Tripos and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Tripos, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

SECTION 3.4. No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Tripos does not, and the performance by Tripos of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Tripos, (ii) conflict with or violate any Law applicable to Tripos or its Assets and properties, or (iii) result in any breach of or constitute a default (or an event which with the notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Tripos is a party or by which Tripos is bound, or by which any of its properties or Assets is subject.

(b) The execution and delivery of this Agreement by Tripos does not, and the performance of this Agreement by Tripos will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity other than (i) the filing of the Certificate of Merger under the DGCL, and (ii) required filings with the Securities and Exchange Commission and the NASDAQ National Market ("NASDAQ").

SECTION 3.5. Brokers.

Neither the Company nor any Securityholder shall have any liability with respect to, any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Tripos or Merger Sub. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Tripos, except for the fee to be paid by Tripos to Seven Hills Partners LLC.

SECTION 3.6. Issuance of Tripos Common Stock.

When issued upon consummation of the Merger, and as of the Effective Time, the Tripos Common Stock to be issued in the Merger will be duly and validly issued, fully paid and non-assessable, free and clear of all Encumbrances imposed by Tripos, except as contemplated hereby.

SECTION 3.7. SEC Filings.

Except as set forth on Schedule 3. 7, Tripos has timely filed all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") during the last twelve months (the "SEC Filings"). Except as set forth on Schedule 3.7, The SEC Filings (i) were prepared in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) did not, at the time they were filed, contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since the date of Tripos' last periodic report filed with the SEC there has been no event that has resulted in, or development that would reasonably be expected to result in, a Tripos Material Adverse Effect. Except as set forth on Schedule 3.7, the financial statements (including the related notes) of Tripos included in the SEC Filings complied, when filed, as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Tripos and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments and the absence of footnotes).

SECTION 3.8 Litigation.

Except as disclosed in Tripos' SEC Filings filed prior to the date hereof or as set forth on Schedule 3.8, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the Knowledge of Tripos, threatened against or involving Tripos or its Assets or the business and operations of Tripos, at law or in equity, or before or by any court, arbitrator or Governmental Entity that would reasonably be expected to result in a Tripos Material Adverse Effect. Except under proceedings that have been disclosed in Tripos' SEC Filings filed prior to the date hereof, Tripos is not operating under nor is it subject to any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity. No property or Assets of Tripos has been taken or expropriated by any federal, state, provincial, municipal or other Governmental Entity nor has any notice or proceeding with respect to thereof been given or commenced nor is Tripos aware of any intent or proposal to give any such notice or commence any such proceeding.

SECTION 3.9 Capitalization.

The authorized capital stock of Tripos consists of 20,000,000 shares of common stock, $0.01 par value per share, of which 9,321,584 shares are issued and outstanding as of December 20, 2004, and 10,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. Except for shares issuable in the Merger Agreement or except as set forth on Schedule 3.9, and except for 1,782,522 shares issuable under outstanding stock options and 604,260 shares issuable under stock purchase plans, there are no options, warrants or other agreements obligating Tripos to issue or sell any shares of capital stock of, or other equity interests in Tripos. Except as disclosed in the SEC Filings, there are no outstanding obligations of Tripos to repurchase, redeem or otherwise acquire any shares of its capital stock. All of the issued and outstanding shares of Tripos capital stock have been duly authorized and validly issued in accordance with applicable laws and are fully paid and non-assessable and not subject to preemptive rights. All outstanding shares of the capital stock of Merger Sub are held by Tripos.

SECTION 3.10 Absence of Certain Changes or Events.

Since September 30, 2004, except as described in public announcements by Tripos or in its SEC Filings, there has not been: (i) any Tripos Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of any of Tripos' capital stock, or any purchase, redemption or other acquisition by Tripos of any of Tripos' capital stock or any other securities of Tripos or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Tripos' capital stock, or (iv) any material change by Tripos in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, SEC rules and regulations and related interpretations.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF merger sub

Merger Sub represents and warrants to the Company as follows:

SECTION 4.1. Organization and Qualification.

Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its Assets and properties, to carry on its business and to perform the terms of this Agreement and the transactions contemplated hereby. Merger Sub is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

SECTION 4.2. Authority.

The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

SECTION 4.3. No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Merger Sub does not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law applicable to Merger Sub or its Assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its properties or Assets is subject.

(b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing of the Certificate of Merger under the DGCL.

ARTICLE V
COVENANTS

SECTION 5.1. Conduct of Business Pending Closing.

From the date hereof until the Closing, the Company shall:

(i) maintain its existence in good standing;

(ii) conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

(iii) maintain business and accounting records consistent with past practices; and

(iv) use commercially reasonable efforts (a) to preserve its business intact, (b) to keep available to the Company the services of its present officers and employees, and (c) to preserve for the Company the goodwill of its suppliers, customers and others having business relations with the Company.

SECTION 5.2. Prohibited Actions Pending Closing.

(a) Unless approved by the Company in writing, from the date hereof until Closing or termination of this Agreement, Tripos shall not:

(i) declare, set aside, or pay any dividends or make any other distributions (whether in cash, stock, equity securities or property) in respect to Tripos' capital stock, except where an adjustment is made to the Merger Consideration in accordance with Section 1.7; or

(ii) agree in writing or otherwise take any of the actions described in Section 5.2(a)(i) above.

(b) Unless otherwise provided for herein or otherwise necessary in order to comply with Law or the Company's obligations hereunder or approved by Tripos in writing, including, without limitation, by electronic mail, (which approval shall not be unreasonably withheld or delayed), from the date hereof until the Closing, the Company shall operate in the Ordinary Course of Business and it shall not:

(i) amend or otherwise change the Company Certificate or the bylaws of the Company;

(ii) issue or sell or authorize for issuance or sale (other than any issuance of Company Stock upon the exercise of any outstanding Company Options issued prior to the date hereof in accordance with the terms of the relevant stock option agreement and the terms of which are disclosed on Schedule 2.3), or grant any options or restricted stock or make other agreements with respect to, any shares of its capital stock or any other of its securities or modify the terms of existing stock options to purchase Company Stock or restricted stock grants which have been issued under the Company Stock Plan;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

(iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for repurchases of shares in connection with the termination of any employee or consultant pursuant to stock option, restricted stock purchase agreements or stock award agreements, each pursuant to the Company Stock Plan;

(v) incur any indebtedness for borrowed money (other than travel and related expenses incurred in the ordinary course) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

(vi) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or Assets) any corporation, partnership, other business organization or any division thereof or any material amount of Assets;

(vii) enter into any contract or agreement other than in the Ordinary Course of Business, consistent with past practice;

(viii) propose or consent to any change to pricing or royalties set or charged by the Company to its customers or licensees, or the pricing or royalties set or charged by Persons who have licensed Intellectual Property Rights to the Company;

(ix) terminate, amend or otherwise modify (or agree to do so), violate the terms of, or make any payments resulting from agreed upon early termination of, any of the Contracts;

(x) authorize any capital commitment or capital lease which is in excess of $25,000 or capital expenditures;

(xi) mortgage, pledge or subject to Encumbrance other than Permitted Encumbrances, any of its Assets or properties or agree to do so other than in the Ordinary Course of Business;

(xii) assume, guarantee or otherwise become responsible for the obligations of any other Person, or agree to so do;

(xiii) enter into or agree to enter into any employment agreement (other than offer letters for non-executive new hires entered into in the Ordinary Course of Business);

(xiv) increase the compensation payable or to become payable to its officers or employees, or enter into any severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee, except the Company may make any amendments to existing employee benefit plans to the extent necessary to maintain their compliance with applicable Laws, and the Company may make severance and end-of-year bonus payments to its employees and consultants substantially on the terms previously disclosed to Tripos;

(xv) take any action to change in any respect its accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

(xvi) make any Tax election or settle or compromise any federal, state, local or foreign income material Tax liability in excess of $50,000;

(xvii) settle or compromise any pending or threatened suit, action or claim or initiate any litigation against any third party;

(xviii) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business and consistent with past practice, of liabilities reflected or reserved against in the latest balance sheet included in the Financial Statements provided to Tripos or subsequently incurred in the Ordinary Course of Business and consistent with past practice in amounts not in excess of $75,000;

(xix) sell, assign, transfer, license or sublicense, pledge or otherwise encumber any of the Intellectual Property Rights (other than in the Ordinary Course of Business and consistent with past practice);

(xx) enter into any agreements with any officer or director; or

(xxi) announce an intention, commit or agree to do any of the foregoing.

SECTION 5.3. Access; Documents; Supplemental Information.

(a) From and after the date hereof until the Closing and subject to the Confidentiality Agreement, the Company shall afford (i) to the officers, independent certified public accountants, counsel and other representatives of Tripos, upon reasonable notice, free and full access at all reasonable times to the properties, books and records including tax returns filed and those in preparation of the Company and the right to consult with the officers, employees, accountants, counsel and other representatives of the Company in order that Tripos may have full opportunity to make such investigations as it shall deem necessary of the operations, properties, business, financial condition and prospects of the Company, (ii) to the independent certified public accountants of Tripos, free and full access at all reasonable times to the work papers and other records of the accountants relating to the Company, and (iii) to Tripos and its representatives, such additional financial and operating data and other information as to the properties, operations, business, financial condition and prospects of the Company as Tripos shall from time to time reasonably request.

(b) From the date of this Agreement through and including the Closing, the Company will furnish to Tripos copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement.

SECTION 5.4. No Solicitation.

The Company shall not, nor shall it authorize or permit any of its Affiliates or any officer, director, employee, investment banker, attorney or other adviser or representative of the Company or any of its Affiliates to (a) solicit, initiate or encourage any Acquisition Proposal (as hereinafter defined), (b) enter into any agreement with respect to any Acquisition Proposal or (c) participate in any discussions or negotiations regarding, or furnish to any Person any information for the purpose of facilitating the making of, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal other than the transactions contemplated hereby. "Acquisition Proposal" means any proposal for a merger or other business combination involving the Company or any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the equity securities or Assets of the Company (except for sales of products in the Ordinary Course of Business). The Company will, and will cause its Affiliates to, immediately cease any activities, discussions or negotiations existing as of the date of this Agreement with any Persons (other than Tripos and its representatives) conducted heretofore with respect to any Acquisition Proposal, and will not pursue, directly or indirectly, any Acquisition Proposal received on or prior to the date of this Agreement from any Person (other than Tripos and its representatives). The Company shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement relating to an Acquisition Proposal to which such party is a party.

SECTION 5.5. Registration.

The shares of Tripos Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act. Following the Closing, Tripos shall promptly prepare, file and use its reasonable efforts to cause to become effective as soon as practicable thereafter, a registration statement on Form S-1 or such other form as may be appropriate to be filed with the SEC by Tripos under the Securities Act (together with any amendments or supplements thereto, whether prior to or after the effective date thereof , the "Registration Statement") covering the public resale in the United States of the shares of Tripos Common Stock to be issued pursuant to Section 1.5 in the Merger, and Tripos shall use its reasonable efforts to keep the Registration Statement continuously effective until the second anniversary of the Effective Time (the "Effective Period"). Any such registration shall be subject to the customary terms and conditions used in connection with resale prospectuses. Tripos' obligations under this Section 5.5 to include a Securityholder's shares of Tripos Common Stock in the Registration Statement are contingent upon such Securityholder providing promptly all information concerning the Securityholder and its proposed plan of distribution as Tripos may reasonably request in connection with any of the foregoing. Tripos may by written notice to the Securityholders immediately suspend the use of any resale prospectus for a period not to exceed sixty consecutive days in any one instance and for a period not to exceed one hundred twenty calendar days in any twelve-month period (each, a "Suspension Period") at any time that (i) Tripos becomes engaged in a business activity or negotiation or any other event has occurred or is anticipated which is not disclosed in that prospectus which Tripos reasonably believes should be disclosed therein under applicable law and which Tripos desires to keep confidential for business purposes or (ii) Tripos determines that a particular disclosure so determined to be required to be disclosed therein be premature or would adversely affect Tripos or its business or prospects. Tripos will use its commercially reasonable efforts to ensure that the use of the Registration Statement may be resumed as soon as practicable. Tripos shall bear all costs and expenses associated with the registration of the Tripos Common Stock as specified in this Section 5.5 and the preparation and filing of the Registration Statement, including, without limitation, all printing expenses, legal fees and disbursements of Tripos' outside counsel, commissions, NASDAQ and blue sky registration and filing fees and transfer agents' and registrars' fees, but not including underwriting commissions or similar charges and legal fees and disbursements of counsel to the selling Securityholders.

SECTION 5.6. Filings; Other Actions; Notification.

(a) The Company, Merger Sub and Tripos each shall from the date hereof until the Effective Time cooperate with the other and use its commercially reasonable efforts to cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity, in order to consummate the Merger or any of the other transactions contemplated by this Agreement.

(b) The Company, Merger Sub and Tripos each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Information Statement or any other statement, filing, notice or application made by or on behalf of Tripos, Merger Sub, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(c) The Company and Tripos each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

SECTION 5.7. NASDAQ Listing.

To the extent required by the rules of the National Association of Securities Dealers, Inc., as soon as practicable after the date hereof and in any event prior to the Effective Time, Tripos shall list on NASDAQ the shares of Tripos Common Stock to be issued in connection with the Merger.

SECTION 5.8. Company Stock Options.

Concurrent with the Effective Time, each Company Option which is outstanding immediately prior to the Effective Time pursuant to the Company Stock Plan in effect on the date hereof shall (i) be accelerated and (ii) if not exercised in full pursuant to a duly executed and delivered Exercise Notice, together with the Company Stock Plan, be terminated, in each case, accordance with their respective terms.

SECTION 5.9. Notification of Certain Matters.

The Company shall give prompt notice to Tripos, and Tripos shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied; and (iii) any failure of the Company or Tripos, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this Section 5.9 shall not limit or otherwise affect the remedies available to the party receiving such notice.

SECTION 5.10. Indemnification.

(a) From and after the Effective Time for a period of six (6) years, Tripos shall fulfill the obligations of the Company to indemnify each person who is or was a director or officer of the Company against losses such person may incur based upon matters existing or occurring prior to the Effective Time pursuant to the DGCL, any applicable indemnification agreements and any indemnification provision of the Company Certificate or its bylaws as each is in effect on the date hereof.

(b) If Tripos, the Surviving Company or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all of substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Tripos or the Surviving Company assume, as a matter of law or otherwise, the obligations set forth in this Section 5.10.

SECTION 5.11. Employee Benefits Matters.

(a) The Company will adopt, or will cause to be adopted, all necessary corporate resolutions to terminate the Company 401(k) Retirement Plan, and any other 401(k) Plan maintained by the Company, effective as of no later than one day prior to Closing. Immediately prior to such termination, the Company will make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of the 401(k) Plan; (ii) for elective deferrals made pursuant to the 401(k) Plan for the period prior to termination; and (iii) for employer matching contributions for the period prior to termination. A 401(k) Plan means a qualified plan under Code Section 401(a) sponsored and maintained by the Company, which includes a qualified cash or deferred arrangement, as defined in Section 401(k) of the Code. The Company shall provide Tripos with a copy of resolutions duly adopted by the Company's board of directors terminating the 401(k) Plan. Tripos will take such steps as are reasonably necessary to ensure that Tripos' 401(k) Plan will permit Company employees to make individual rollover contributions to Tripos' 401(k) Plan of any "eligible rollover distributions," as such term is defined in Tripos' 401(k) Plan, distributed by the Company 401(k) Plan. Effective as of the Closing Date, Continuing Employees (as defined below) will be eligible to participate in the Tripos 401(k) Plan.

(b) Following the Closing Date, Tripos shall arrange for former employees of the Company who accept employment with Tripos ("Continuing Employees") to participate in the benefit plans of Tripos ("Tripos Benefit Plans") on terms no less favorable than those offered to similarly situated employees of Tripos, and Tripos shall use commercially reasonable efforts to ensure that Continuing Employees who are actually employed and currently working for the Company at the Effective Time do not have a lapse of coverage in the transition from Company Benefit Plans to Tripos Benefit Plans. For purposes of any length of service requirements, waiting periods, vesting periods or differential benefits based on length of service under any Tripos Benefit Plan (including the Tripos 401(k) Plan) for which a Continuing Employee may be eligible after the Closing Date, Tripos shall use its commercially reasonable efforts to ensure that service by such Continuing Employee with the Company shall be deemed to have been service with Tripos.

SECTION 5.12. The University of Texas.

Tripos agrees that, following the Closing, the Stockholders shall be entitled to have at least one Stockholder, to be designated by Tripos in consultation with the Stockholders, (i) have a first opportunity to initiate and thereafter participate in, with other Tripos representative involvement, each written and oral communication between Tripos and the University relating to the interpretation or renegotiation of the terms of the UT Agreement, (ii) invited with reasonable notice to all meetings a purpose of which is to discuss the terms of the UT Agreement or the relationship with the University, and (iii) have a reasonable opportunity in advance of delivery to review and comment upon all written communications with the University relating to any interpretation or renegotiation of the terms of the UT Agreement. The obligations under this Section 5.12 would survive until the earlier to occur of (i) the date eighteen (18) months following the Closing and (ii) the resignation or termination with cause of the consulting or employment arrangements of the Stockholders with Tripos, as applicable. Any such communications with the University would be considered confidential information of Tripos and be subject to the obligations of the confidentiality agreements between the Stockholders and Tripos

ARTICLE VI
CONDITIONS PRECEDENT

SECTION 6.1. Conditions Precedent to Each Party's Obligation to Effect the Merger.

The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

(a) Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Tripos Material Adverse Effect or a Company Material Adverse Effect, assuming the Merger had taken place, shall be in effect.

(b) No Injunction. No temporary restraining order, preliminary or permanent injunction or other order from any court of competent jurisdiction or Governmental Entity prohibiting or preventing the consummation of the Merger or any of the transactions contemplated hereunder shall be in effect.

(c) Consummation of Financing. The conditions precedent (other than items required to be delivered by Tripos) for the release of the proceeds of Tripos' debt and equity financings with net proceeds of at least $3.0 million shall have been satisfied.

(d) Stockholder Approval. The Merger shall have been duly approved by holders of shares of Company Stock constituting the Company Requisite Vote.

SECTION 6.2. Conditions Precedent to Obligations of Tripos and Merger Sub.

The obligations of Tripos and Merger Sub to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

(a) Performance of Obligations; Representations and Warranties. The Company shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. The Company's representations and warranties contained in Section 2.3 of this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement, and each of the Company's representations and warranties in each other Section of Article II of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects has not had or would not be reasonably likely to result in a Company Material Adverse Effect, provided that any such representation and warranty which is itself qualified as to materiality shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date. Tripos shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the conditions specified in this Section 6.2(a) have been satisfied.

(b) Consents. The Company shall have received consents or waivers, in form and substance reasonably satisfactory to Tripos, from the other parties to the contracts, leases or agreements to which the Company is a party and which are set forth on Schedule 6.2(b).

(c) Escrow Agreement. The Stockholder Representative shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit D, on behalf of all Securityholders.

(d) Opinion of Counsel. Tripos shall have received the favorable written opinion dated the Closing Date of Gray Cary Ware & Friedenrich LLP, counsel to the Company, in form satisfactory to Tripos, to the effect set forth in Exhibit E attached hereto.

(e) Effectiveness of Agreements. Pearlman shall have executed and delivered each of the Noncompetition Agreement and the Consulting Agreement. Koontz shall have executed and delivered each of the Noncompetition Agreement and the Employment Agreement.

SECTION 6.3. Conditions Precedent to the Company's Obligations.

The obligations of the Company to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of each of the following conditions precedent:

(a) Performance of Obligations; Representations and Warranties. Tripos and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Tripos' representations and warranties contained in Section 3.9 of this Agreement shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing, except for changes permitted by this Agreement, and each of the representations and warranties of Tripos and Merger Sub contained in each other section of Articles III and IV of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects has not had and would not be reasonably likely to result in a Tripos Material Adverse Effect, provided that any such representation and warranty which is itself qualified as to materiality shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date. The Company shall have received certificates dated the Closing Date and signed by the Chairman, President or a Senior Vice-President of Tripos, certifying that the conditions specified in this Section 6.3(a) have been satisfied.

(b) NASDAQ Listing. To the extent required by the rules of the National Association of Securities Dealers, Inc., Tripos shall have timely filed a Notification Form: Listing of Additional Shares with respect to the Tripos Common Stock to be issued in the Merger.

(c) Delivery of Agreements. Tripos shall have executed and delivered to Pearlman the Consulting Agreement. Tripos shall have executed and delivered to Koontz the Employment Agreement.

(d) Opinion of Counsel. Owl shall have received the favorable written opinion dated to Closing Date of Snell & Wilmer, LLP, special counsel to Tripos, in form satisfactory to the Company, as to authorization, enforceability and valid issuance of the Stock Portion of the Merger Consideration and such other matters as Tripos and the Company shall agree.

(e) Escrow Agreement. Tripos and Merger Sub shall have executed and delivered the Escrow Agreement in the form attached hereto as Exhibit D.

ARTICLE VII
SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
INDEMNIFICATION

SECTION 7.1. Survival of Representations and Warranties.

All of the Company's, Stockholders' and Tripos' representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger and continue until the date which is eighteen (18) months following the Closing Date (the "Indemnification Expiration Date"), provided, however, that the Company's and Stockholders' representations set forth in Section 2.16 shall survive until 60 days after the expiration (including extensions) of the applicable statute of limitations and the Company's representations set forth in Section 2.3 shall survive indefinitely.

SECTION 7.2. Indemnification; Escrow Agreements.

(a) Indemnification. Tripos and its respective officers, directors and Affiliates (the "Indemnified Parties") shall be indemnified and held harmless by the Stockholders and the holders of Company Options receiving Merger Consideration in the Merger (collectively, the "Securityholders")against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereinafter individually a "Loss" and collectively "Losses") incurred prior to the Indemnification Expiration Date by the Indemnified Parties directly or indirectly as a result of: (i) any inaccuracy or breach of a representation or warranty of the Company contained in this Agreement or contained in a certificate of any officer of the Company delivered pursuant to this Agreement (it being understood that, notwithstanding the Closing, Tripos shall be entitled to indemnification for breach of representations and warranties), (ii) any failure by the Company to perform or comply with any covenant or agreement contained in this Agreement, (iii) the insufficiency of the Holdback Amount to satisfy the Company's obligations under Section 1.6, or (iv) the matters set forth on Schedule 7.2(a). Notwithstanding anything to the contrary contained herein, for purposes of this Article VII, the term "Losses" shall not include amounts that are reimbursed or to be reimbursed by insurance carried by the Company, Tripos or the Surviving Corporation or any special, consequential or punitive damages of any kind.

(b) Indemnification Threshold and Limitations.

(i) Except as set forth below or as set forth on Schedule 7.2(a), there shall be no liability for any Securityholder under Section 7.2 unless the aggregate amount of Losses incurred by the Indemnified Parties exceeds $150,000 (the "Indemnification Threshold") in the aggregate, in which event the entire aggregate amount of the Losses shall be indemnifiable pursuant to Section 7.2(a).

(ii) Following the Closing and subject to Section 7.5, the Indemnified Parties' sole and exclusive remedy for any Losses incurred directly or indirectly as a result of any of the items referred to in clauses (i), (ii) and (iii) of Section 7.2(a) shall be indemnification pursuant to this Article VII. Subject to Section 7.5 and except as provided below, the liability of the Securityholders under and the right of the Indemnified Parties to seek such indemnification shall be limited solely and exclusively to the Escrow Amount; provided, that in furtherance of the foregoing, the liability of the Securityholders under and the right of the Indemnified Parties to seek indemnification shall be further limited as set forth on Schedule 7.2(b).

(c) Satisfaction of Indemnification Obligations; Escrow Fund; Reimbursement Fund.

Each of the Securityholders receiving Merger Consideration in the Merger will be deemed to have received and deposited with the Escrow Agent (as defined below) such Securityholder's pro rata amount of the Escrow Amount. The Escrow Amount will be deposited with and will be held by an institution mutually acceptable to Tripos and the Stockholders' Representative (as defined in Section 7.3) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth in the Escrow Agreement. Payment of any Loss from the Escrow Amount shall be taken ratably from the Escrow Funds (as defined in the Escrow Agreement). The Reimbursement Amount will be deposited with and will be held by the Escrow Agent, such deposit to constitute a reimbursement fund (the "Reimbursement Fund") to be governed by the terms set forth in the Escrow Agreement. Payment of any amount out of the Reimbursement Amount shall be made pursuant to the terms of the Escrow Agreement.

SECTION 7.3. Stockholders' Representative.

(a) Appointment. The Stockholders' Representative shall have full power and authority to represent all of the Securityholders and their successors with respect to all matters arising under this Agreement and the Escrow Agreement and all actions taken by the Stockholders' Representative hereunder and thereunder shall be binding upon all such Securityholders and their successors as if expressly confirmed and ratified in writing by each of them. The Stockholders' Representative shall take any and all actions which he believes are necessary or appropriate under this Agreement and the Escrow Agreement for and on behalf of the Securityholders, as fully as if the Securityholders were acting on their own behalf, including, without limitation, executing the Escrow Agreement as Stockholders' Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Escrow Agreement by the Stockholders' Representative or any Securityholder, interpreting all of the terms and provisions of this Agreement and the Escrow Agreement, authorizing payments to be made with respect hereto or thereto, defending all indemnity claims against the Securityholders pursuant to Section 7.2 of this Agreement (an "Indemnity Claim"), consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Tripos and its agents regarding such claims, dealing with Tripos and the Escrow Agent under this Agreement and the Escrow Agreement with respect to all matters arising under this Agreement and the Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Escrow Agreement, and engaging counsel, accountants or other Stockholders' Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, following the Closing, the Stockholders' Representative shall have full power and authority to interpret all the terms and provisions of this Agreement and the Escrow Agreement and to consent to any amendment hereof or thereof on behalf of all such Securityholders and such successors; provided, however, that the Stockholders' Representative shall have no authority to (i) bind any former Securityholder to any liability for payment of any Indemnity Claim in excess of the amounts payable from the Escrow Fund (it being understood and agreed that the Securityholders' obligation to reimburse the Stockholders' Representative for expenses incurred, to the extent not satisfied solely from the Reimbursement Fund, shall be unconditional and absolute), or (ii) to change or agree to change any provision of this Article VII or of the Escrow Agreement in any manner adverse to any former Securityholder without, in either case, the express written consent of such affected former Securityholder.

(b) Authorization. The appointment of the Stockholders' Representative shall be deemed coupled with an interest and shall be irrevocable, and Tripos and any other person may conclusively and absolutely rely, without inquiry, upon any action of the Stockholders' Representative on behalf of the Securityholders in all matters in which it has been granted authority pursuant to Section 7.3(a) above.

(c) Final Decision. All actions, decisions and instructions of the Stockholders' Representative taken, made or given pursuant to the authority granted to the Stockholders' Representative pursuant to Section 7.3(a) above shall be final, conclusive and binding upon all Securityholders and all actions, decisions and instructions of the Stockholders' Representative taken, made or given pursuant to the authority granted to such Stockholders' Representative pursuant to Section 7.3(a) shall be conclusive and binding upon all individual Securityholders.

(d) Indemnification of Stockholders' Representative. The Stockholders' Representative shall incur no liability to the Securityholders or the Escrow Agent or any other person with respect to any action taken or suffered by him in reliance upon any note, direction, instruction, consent, statement or other documents reasonably believed by the Stockholders' Representative to be genuinely and duly authorized by at least 75% in interest of the Securityholders (or the successors or assigns thereto), nor for other action or inaction taken or omitted in good faith in connection herewith or with the Escrow Agreement, in any case except for liability to the Securityholders for its own gross negligence or willful misconduct. The Stockholders' Representative shall be indemnified for and shall be held harmless against any loss, liability or expense incurred by the Stockholders' Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Stockholders' Representative's conduct as Stockholders' Representative, other than such losses, liabilities or expenses resulting from the Stockholders' Representative's gross negligence or willful misconduct in connection with its performance under this Agreement and the Escrow Agreement. This indemnification shall survive the termination of this Agreement. The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid first from the principal portion of the Reimbursement Fund. For all purposes hereunder, 75% in interest of the Securityholders shall be determined on the basis of each Securityholder's ownership of Company Common Stock immediately prior to the Effective Time (assuming the exercise of all Company Stock Options outstanding immediately prior to the Effective Time). The Stockholders' Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholders' Representative in accordance with such advice, the Stockholders' Representative shall not be liable to the Stockholders or the Escrow Agent or any other person. In no event shall the Stockholders' Representative be liable hereunder or in connection herewith for (i) any indirect, punitive, special or consequential damages, or (ii) any amounts other than those that are satisfied out of the Reimbursement Fund.

(e) Access to Information. The Stockholders' Representative shall have reasonable access to information of and concerning any Indemnity Claim and which is in the possession, custody or control of Tripos and the reasonable assistance of Tripos' officers and employees for purposes of performing the Stockholders' Representative's duties under this Agreement or the Escrow Agreement and exercising its rights under this Agreement and the Escrow Agreement, including for the purpose of evaluating any Indemnity Claim against the Escrow Amount by Tripos; provided that the Stockholders' Representative shall treat confidentially and not, except in connection with enforcing its rights or the rights of the Securityholders hereunder or under this Agreement and the Escrow Agreement, disclose any nonpublic information from or concerning any Indemnity Claim to anyone (except to the Stockholders' Representative's attorneys, accountants or other advisers, to Securityholders, to the arbitrators appointed to resolve disputes pursuant to this Agreement, and on a need-to-know basis to other individuals who agree to keep such information confidential).

(f) Reasonable Reliance. In the performance of his duties hereunder, the Stockholders' Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Securityholder or Tripos. The Stockholders' Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

(g) Attorney-in-Fact.

The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Securityholder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Escrow Agreement in the absolute discretion of the Stockholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering the Escrow Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with the Escrow Agreement. The provisions of this Section 7.3 are independent and severable, shall constitute an irrevocable power of attorney, complete with an interest and surviving death or dissolution, granted by each Securityholder and shall be binding upon the heirs, executors, legal representatives, successors and assigns of each Securityholder.

SECTION 7.4. Defense of Third Party Claims.

With respect to any claims or demands by third parties as to which Tripos or the Surviving Company may seek indemnification hereunder ("Legal Proceeding"), whenever Tripos or the Surviving Company will have received a written notice that such a claim or demand has been asserted or threatened, Tripos or the Surviving Company will promptly notify the Stockholders' Representative of such claim or demand and of the facts within Tripos' or the Surviving Company's knowledge that relate thereto within a reasonable time after receiving such written notice. The Stockholders' Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection (who shall be reasonably acceptable to Tripos and the Surviving Company), at the Securityholders' own cost and expense, and Tripos and the Surviving Company shall cooperate with and assist the Stockholders' Representative in the defense of such claim or demand. Notwithstanding the preceding sentence, the Stockholders' Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Tripos, which consent will not be unreasonably withheld. If the Stockholders' Representative gives notice to Tripos within twenty Business Days after Tripos or the Surviving Company has notified the Stockholders' Representative that any such claim or demand has been made in writing, that the Stockholders' Representative elects to have Tripos defend, contest, negotiate, or settle any such claim or demand, then Tripos will have the right to contest and/or settle any such claim or demand and the Stockholders' Representative shall cooperate with and assist Tripos in the defense of such claim or demand, provided, however, that Tripos will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Stockholders' Representative, which consent will not be unreasonably withheld. In the event that the Stockholders' Representative has consented to any settlement, the Securityholders shall have no power or authority to object under any provision of this Agreement to the amount of such settlement.

SECTION 7.5. Maximum Payments; Remedy.

Notwithstanding anything to the contrary herein, the existence of this Article and of the rights and restrictions set forth herein do not limit any legal remedy against the parties hereto for claims based on fraud or willful misrepresentation, provided (a) that the Indemnified Party shall seek remedy first from the Escrow Fund and (b) that the aggregate liability of each individual Securityholder over and above the Escrow Fund for such claims shall be limited to the lesser of (i) the percentage of the total Losses relating to such claims equal to the percentage of the total Merger Consideration received by that Securityholder and (ii) the Merger Consideration actually received by the Securityholder as of such date. No Securityholder shall have any right to contribution from the Company for any claim made by Tripos or the Surviving Company with respect to any Loss claimed by Tripos or the Surviving Company after the Effective Time. Nothing herein shall limit the liability of the Company for any breach of any covenant or agreement of the Company if the Merger is not consummated except that in no event shall Tripos be entitled to any special, consequential or punitive damages of any kind. The obligations of the Company and the Stockholders with respect to any breach of any covenant or agreement of the Company if the Merger is not consummated are several and not joint.

ARTICLE VIII
GENERAL; TERMINATION

SECTION 8.1. Expenses.

Whether or not the Merger is consummated and except as provided below, all fees and expenses incurred in connection with the Merger including: (i) all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby (the "Transaction Expenses"), (ii) termination, balloon or similar payments on any outstanding debt, and (iii) any payments in connection with any change in control obligations or any payment or consideration arising under any third-party consents, waivers or approvals of any party under any agreement as are required under the terms of such agreement in connection with the Merger, for such agreement to remain in full force and effect following the Closing or resulting from agreed upon early termination of contracts (the "Consent Payments" and collectively with (i) and (ii) above, the "Third Party Expenses") shall be the obligation of the respective party incurring such fees and expenses, provided that in the event that Consent Payments shall exceed $100,000, the Company will consult with Tripos and unless either party shall agree to assuming any excess Consent Payments, neither party will be obligated to pay such amounts or to consummate the Merger. Notwithstanding the foregoing, in the event that Closing does not occur as a result of the failure to satisfy the condition set forth in Section 6.2(g), Tripos shall pay the Company's reasonable Third Party Expenses up to a maximum aggregate amount of $75,000.

SECTION 8.2. Press Releases.

Neither party shall issue any press release or otherwise make public any information with respect to this Agreement or the transactions contemplated hereby, prior to the Closing, without the prior written consent of the other party, except as may be required by law or any applicable rules of NASDAQ. The parties shall issue a joint initial press release announcing the execution of this Agreement as may be mutually agreed.

SECTION 8.3. Contents of Agreement; Parties in Interest; Etc.

This Agreement and the agreements referred to or contemplated herein and the letter agreement dated February 19, 2004, concerning confidentiality (the "Confidentiality Agreement") set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

SECTION 8.4. Assignment and Binding Effect.

This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided, that Tripos may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Tripos, upon written notice to the Company if the assignee shall assume the obligations of Tripos hereunder and Tripos shall remain liable for its obligations hereunder. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

SECTION 8.5. Termination.

(a) This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time whether before or after the approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the Company:

(i) by the mutual agreement of the Board of Directors of the Company and Tripos; or

(ii) by Tripos or the Company if (a) the Effective Time shall not have occurred by January 7, 2005; provided that the right to terminate this Agreement under this Section 8.5(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (b) any court of competent jurisdiction in the United States or other United States governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final an nonappealable; or (c) if it is not in material breach of its obligations under this Agreement and there is a material breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement, and such breach has not been cured within ten days after written notice thereof to the breaching party, or such breach cannot be cured, and would cause a condition set forth in Article VI to be incapable of being satisfied.

(b) Effect of Termination and Abandonment.

In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 8.5, this Agreement (other than as set forth in this Section 8.5(b)) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful breach of this Agreement.

SECTION 8.6. Definitions.

As used in this Agreement the terms set forth below shall have the following meanings:

(a) "Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

(b) "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property but excluding Intellectual Property Rights.

(c) "Business Day" means a day other than Saturday or Sunday or a day on which banks are required or authorized to close in the State of Missouri or Delaware.

(d) "Code" means the Internal Revenue Code of 1986, as amended.

(e) "Company Material Adverse Effect" means a material adverse effect on the business, financial condition, Assets, liabilities or results of operations of the Company; other than any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Company participates, the U.S. economy as a whole or foreign economies in any locations where Company has material operations or sales or suppliers or customers.

(f) "Encumbrances" means Liens, security interests, deeds of trust, encroachments, reservations, orders of Governmental Entities, decrees, judgments, contract rights, claims or equity of any kind.

(g) "Environmental Laws" means all applicable federal, state, provincial, municipal, local or foreign laws, rules and regulations, bylaws, orders, decrees, judgments, permits, filings and licenses relating (i) to protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, recycling, transportation or release of Hazardous Substances and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any common law theory based on nuisance, trespass, negligence or other tortious conduct.

(h) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

(i) "Exchange Ratios" means the respective exchange ratios set forth in Section 1.5(c).

(j) "Governmental Entity" means any United States or other national, state, provincial, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

(k) "Hazardous Substances" means any and all hazardous and toxic substances, wastes or materials, any pollutants, contaminants, radioactives or dangerous materials (including, but not limited to, polychlorinated biphenyls, PCBs, friable asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are included under or regulated by any Environmental Laws.

(l) "holders" means, with respect to any Person entitled to receive any portion of the Merger Consideration distributable in accordance with Article I hereof, such holders on and as of the Effective Time and their respective successors by operation of law, heirs, executors, administrators and legal representatives.

(m) "Knowledge of the Company" or "Company's Knowledge" means the actual knowledge of the Stockholders after conducting an inquiry reasonable under the circumstances (as compared with companies of similar size and similarly situated as the Company) with respect to the matters at hand.

(n) "Laws" means all foreign, federal, state, provincial, municipal and local statutes, laws, ordinances, regulations, rules, policies, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

(o) "Liens" means any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

(p) "Ordinary Course of Business" means all actions taken by a Person if such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

(q) "Permitted Encumbrances" means (i) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with applicable generally accepted accounting principles; (ii) such minor encumbrances, easements or reservations of, or rights of others for, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning restrictions as to the use of real properties, which do not materially interfere with the use, occupation and enjoyment of the property subject to the Lien by and in connection with the applicable business; (iii) Liens incurred in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other types of social security; and (iv) Liens in favor of customs authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods to the extent accrued on the relevant Financial Statements.

(r) "Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

(s) "Subsidiary" of a Person means any corporation, partnership, joint venture or other entity in which such person (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

(t) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, provincial, municipal, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, including Canada Pension Plan and Provincial Pension Plan contributions and unemployment insurance contributions and employment insurance contributions, together with any interest or penalty, addition to tax or additional amount imposed by any taxing governmental entity.

(u) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

(v) "Tripos Material Adverse Effect" means a material adverse effect on the business, financial condition, Assets, liabilities or results of operations of Tripos and its Subsidiaries, taken as a whole, other than (a) any adverse change, effect, event, occurrence, state of facts or development to the extent attributable to the announcement or pendency of the Merger (including any cancellations of or delays in customer orders, any reduction in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees); or (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting the industries in which Tripos participates, the U.S. economy as a whole or foreign economies in any locations where Tripos has material operations or sales or suppliers or customers.

SECTION 8.7. Notices.

Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 8.7) or by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

If to Tripos or Merger Sub:

Tripos, Inc.

1699 South Hanley Road

St. Louis, MO 63144

Attention:

with a copy to:

Hogan & Hartson L.L.P.

111 South Calvert Street, 16th Floor

Baltimore, Maryland 21202

Attention: Henry D. Kahn

Thene M. Martin

If to the Company:

Optive Research, Inc.

12331-A Riata Trace Parkway
Suite 110

Austin, TX 78727

Attention:

with a copy to:

DLA Piper Rudnick Gray Cary US LLP

1221 South MoPac Expressway

Austin, TX 78746

Attention: John J. Gilluly III

Telecopy: (617) 248-7100

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, telegraphed or mailed.

SECTION 8.8. Amendment.

This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by mutual agreement of the Company and Tripos, except as provided in Section 251(d) of the DGCL. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

SECTION 8.9. Governing Law.

This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed in such state.

SECTION 8.10. No Benefit to Others.

The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person except as provided in Articles I, V and VII.

SECTION 8.11. Severability.

If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

SECTION 8.12. Section Headings.

All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 8.13. Schedules and Exhibits.

All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

SECTION 8.14. Extensions.

At any time prior to the Effective Time, Tripos, on the one hand, and the Company on the other may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of the other party subject to the provisions of Section 8.8 regarding the manner of waiver.

SECTION 8.15. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company and Tripos may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Agreement and Plan of Merger
among Tripos, Inc.,
Owl Acquisition, Inc.,
Optive Research, Inc.,
Dr. Robert S. Pearlman
and Bryan S. Koontz

Signature Page

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

TRIPOS, INC.

By: /s/ John P. McAlister, III, Ph.D.

Name: John P. McAlister, III, Ph.D.

Title: President and Chief Executive Officer

OPTIVE RESEARCH, INC.

By: /s/ Bryan S. Koontz

Name: Bryan S. Koontz

Title: Chief Executive Officer

OWL ACQUISITION, INC.

By: /s/ John P. McAlister, III, Ph.D.

Name: John P. McAlister, III, Ph.D.

Title: President

/s/ Robert S. Pearlman

Dr. Robert S. Pearlman

/s/ Bryan S. Koontz

Bryan S. Koontz

GLOSSARY OF DEFINED TERMS

DEFINED TERM	LOCATION OF DEFINITION
Acquisition Proposal	Section 5.4
Adjusted Working Capital	Section 1.6
Affiliate	Section 8.6
Agreement	Preamble
Assets	Section 8.6
Balance Sheet Date	Section 2.6
Business Day	Section 8.6
Cash Portion	Section 1.5
Certificates	Section 1.9
Closing	Section 1.1
Closing Date	Section 1.1
Code	Section 8.6
Company	Preamble
Company Benefit Plans	Section 2.17
Company Certificate	Section 2.2
Company Stock	Recitals
Company Material Adverse Effect	Section 8.6
Company Options	Section 2.3
Company Requisite Vote	Section 2.4
Company Restricted Stock	Section 2.3
Company Stock Plan	Section 2.3
Confidentiality Agreement	Section 8.3
Consent Payments	Section 8.1
Continuing Employees	Section 5.11
Contracts	Section 2.10
DGCL	Recitals
Effective Period	Section 5.5
Effective Time	Section 1.1
Encumbrances	Section 8.6
Environmental Laws	Section 8.6
ERISA	Section 8.6
Escrow Agent	Section 7.2
Escrow Amount	Section 1.9
Escrow Fund	Section 7.2
Exchange Act	Section 3.7
Exchange Ratios	Section 8.6
Exercise Notice	Section 1.9
Financial Statements	Section 2.6
GAAP	Section 1.6
Governmental Entity	Section 8.6
Hazardous Substances	Section 8.6
Holdback Amount	Section 1.6
holders	Section 8.6
Indemnification Expiration Date	Section 7.1
Indemnification Threshold	Section 7.2
Indemnified Parties	Section 7.2
Indemnity Claim	Section 7.3
Intellectual Property Rights	Section 2.15
IRS	Section 2.17
Knowledge	Section 8.6
Koontz	Preamble
Laws	Section 8.6
Legal Proceeding	Section 7.4
Liens	Section 8.6
Loss	Section 7.2
Losses	Section 7.2
Merger	Recitals
Merger Consideration	Section 1.5
Merger Sub	Preamble
NASDAQ	Section 3.4
Net Working Capital	Section 1.6
Noncompetition Agreements	Recitals
Ordinary Course of Business	Section 8.6
Pearlman	Preamble
Permitted Encumbrances	Section 8.6
Person	Section 8.6
Real Property	Section 2.11
Registration Statement	Section 5.5
Reimbursement Amount	Section 1.9
Reimbursement Fund	Section 7.2
Restricted Shares	Section 1.5
SEC	Section 3.7
SEC Filings	Section 3.7
Securities Act	Section 1.8
Securityholder	Section 7.2
Spreadsheet	Section 1.9
Stock Portion	Section 1.5
Stockholders	Preamble
Stockholders' Representative	Section 7.3
Subsidiary	Section 8.6
Surviving Company	Section 1.1
Suspension Period	Section 5.5
Tax	Section 8.6
Tax Return	Section 8.6
Third Party Expenses	Section 8.1
Transaction Expenses	Section 8.1
Tripos	Preamble
Tripos Benefit Plans	Section 5.11
Tripos Charter Documents	Section 3.2
Tripos Common Stock	Section 1.5
Tripos Material Adverse Effect	Section 8.6
University	Section 2.15
UT Agreement	Section 2.15

EXHIBIT A-1

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT ("Non-Competition Agreement") is entered into this _____ day of _______________, 2005 by and between Tripos, Inc., a Utah corporation ("Tripos") and Dr. Robert S. Pearlman ("Dr. Pearlman").

WHEREAS, Tripos, Owl Acquisition, Inc. ("Merger Sub") and Optive Research, Inc. ("Optive") have entered into an Agreement and Plan of Merger dated as of ________________, 2004 (the "Merger Agreement"), whereby Merger Sub will merge with and into Optive and Optive will become a wholly owned subsidiary of Tripos (the "Merger");

WHEREAS, Dr. Pearlman is one of the founders of Optive and has been actively involved in the business of Optive and therefore possesses Optive's confidential information, trade secrets and customer information and contributes substantially to the goodwill of Optive; and

WHEREAS, Tripos has entered into a Consulting Agreement with Dr. Pearlman effective this date to provide continuing consulting services to Tripos.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Consulting Agreement, as well as Tripos's acquisition of Optive, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1(a) Non-Competition. Dr. Pearlman acknowledges and agrees that: Tripos's business is both national and international in scope; Tripos would not have agreed to enter into the Consulting Agreement with Dr. Pearlman and to engage in the Merger but for the agreements and covenants contained in this Non-Competition Agreement; and the agreements and covenants herein are necessary and essential to protect the business, confidential information, trade secrets, goodwill and customer relationships of Optive and Tripos, each of which Tripos has expended and/or intends to expend significant resources to develop. Dr. Pearlman agrees that he will not, during the greater of (a) a period that expires two (2) years following termination of Dr. Pearlman's employment as a consultant under the Consulting Agreement and (b) a period that expires four (4) years from the date hereof (to the extent permitted by law)(the "Restricted Period"), in the United States and other countries where Optive and Tripos have conducted and will conduct business (i) compete with Tripos on behalf of any third-party engaged in any Competing Business; (ii) participate as a director, agent, representative, stockholder or partner or have any direct or indirect financial interests in any enterprise which engages in any Competing Business; or (iii) participate as an employer or officer in any enterprise in which Dr. Pearlman's responsibility relates to any Competing Business. The ownership by Dr. Pearlman of less than five percent (5%) of the outstanding stock of any corporation which engages in a Competing Business and that is listed on the national securities exchanges shall not be deemed to be a violation of this Section 1(a). For the purposes of this Non-Competition Agreement, the term "Competing Business" shall mean (i) any business relating to the design, development, marketing or distribution of computer software used, in whole or in part, to facilitate the discovery and/or development of chemical and biological compounds or (ii) during the term of Dr. Pearlman's consulting engagement only, any other businesses that Tripos engages in from the date hereof to the date of the termination of the consulting agreement between Tripos and Dr. Pearlman. Notwithstanding the foregoing, Tripos acknowledges and agrees that the provision by Dr. Pearlman of consulting services, whether on behalf of Tripos or otherwise, to any Competing Business shall not constitute a breach the terms of this Section 1(a) unless Dr. Pearlman is consulting to such Competing Business on matters known by Dr. Pearlman specifically competitive to Tripos' business.

1(b) Injunctive Relief. Dr. Pearlman acknowledges that Tripos conducts business on a national and international basis, and that, therefore, the territorial and time limitations set forth in this Section 1, including its sub-paragraphs, are reasonable and properly required for the adequate protection of the business of the Tripos, that any violation of such restrictions will result in irreparable injury to Tripos, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, Tripos, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. If Tripos is required to obtain injunctive relief to enforce the provisions of this Section 1 including its sub-paragraphs, then the duration of any covenant shall be tolled for the period necessary for Tripos to obtain such injunctive relief.

In the event the restrictions against engaging in a competitive activity contained in Section 1(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, the court shall be permitted to interpret and apply Section 1(a) to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by the court in the action.

1(c). Non-Solicitation of Employees. Dr. Pearlman agrees that during the Restricted Period he will not solicit, induce, entice, or encourage or attempt to solicit, induce, entice, or encourage any employee of Tripos or Optive to render services for any other person, firm, entity, or corporation or to engage in Competing Business or to terminate his or her employment with Tripos. The restrictions in this Section 1(c) shall not apply to any employee of Optive whose employment terminates and is not employed by Tripos immediately following the Merger, nor shall Dr. Pearlman be prevented from hiring or engaging the services of any former employee of Tripos or Optive who responds to newspaper or other similar advertising for employment or other solicitations for employment which are not specifically targeted to Tripos's or Optive's employees or assisting any such former employee of Tripos or Owl in finding employment at any other company.

1(d). Non-Solicitation of Customers. Dr. Pearlman agrees that during the Restricted Period he will not solicit, induce, entice, or encourage or attempt to solicit, induce, entice, or encourage any current, past or prospective customer of Tripos or Optive to enter into a business relationship that is competitive with the business of Tripos as defined in Section 1(a).

2. Waiver or Modification. No waiver or modification of the terms of this Non-Competition Agreement shall be valid unless made in writing and signed by both parties hereto.

3. Governing Law. This Non-Competition Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas (but not including the choice of law rules thereof), applicable to Non-Competition Agreements made and to be performed therein.

4. Severability. The holding of any provision of this Non-Competition Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Non-Competition Agreement, which shall remain in full force and effect.

5. Entire Agreement and Binding Effect. This Non-Competition Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns.

6. Assignment. Neither this Non-Competition Agreement nor any benefits hereunder are assignable by Dr. Pearlman.

7. Counterparts. This Non-Competition Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date and year first above written.

TRIPOS, INC.

By:_____________________________

DR. ROBERT S. PEARLMAN

_________________________________

Dr. Robert S. Pearlman

EXHIBIT A-2

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT ("Non-Competition Agreement") is entered into this _____ day of _______________, 2005 by and between Tiger, Inc., a Utah corporation ("Tiger") and Bryan S. Koontz ("Mr. Koontz").

WHEREAS, Tiger, Owl Acquisition, Inc. ("Merger Sub") and Owl Research, Inc. ("Owl") have entered into an Agreement and Plan of Merger dated as of ________________, 2004 (the "Merger Agreement"), whereby Merger Sub will merge with and into Owl and Owl will become a wholly owned subsidiary of Tiger (the "Merger");

WHEREAS, Mr. Koontz is one of the founders of Owl and has been actively involved in the business of Owl and therefore possesses Owl's confidential information, trade secrets and customer information and contributes substantially to the goodwill of Owl; and

WHEREAS, Tiger has entered into an Employment Agreement with Mr. Koontz effective this date to provide services to Tiger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Employment Agreement, as well as Tiger's acquisition of Owl, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

1(a) Non-Competition. Mr. Koontz acknowledges and agrees that: Tiger's business is both national and international in scope; Tiger would not have agreed to enter into the Employment Agreement with Mr. Koontz and to engage in the Merger but for the agreements and covenants contained in this Non-Competition Agreement; and the agreements and covenants herein are necessary and essential to protect the business, confidential information, trade secrets, goodwill and customer relationships of Owl and Tiger, each of which Tiger has expended and/or intends to expend significant resources to develop. Mr. Koontz agrees that he will not, during the greater of (a) a period that expires one (1) year following termination of Mr. Koontz's employment under the Employment Agreement and (b) a period that expires two (2) years from the date hereof (to the extent permitted by law)(the "Restricted Period"), in the United States and other countries where Owl and Tiger have conducted and will conduct business (i) compete with Tiger on behalf of any third-party engaged in any Competing Business; (ii) participate as a director, agent, representative, stockholder or partner or have any direct or indirect financial interests in any enterprise which engages in any Competing Business; or (iii) participate as an employer or officer in any enterprise in which Mr. Koontz's responsibility relates to any Competing Business. The ownership by Mr. Koontz of less than five percent (5%) of the outstanding stock of any corporation which engages in a Competing Business and that is listed on the national securities exchanges shall not be deemed to be a violation of this Section 1(a). For the purposes of this Non-Competition Agreement, the term "Competing Business" shall mean (i) any business relating to the design, development, marketing or distribution of computer software used, in whole or in part, to facilitate the discovery and/or development of chemical and biological compounds, (ii) any business relating to the design, development, marketing or distribution of chemical compounds, or (iii) during the term of Mr. Koontz's employment only, any other businesses that Tiger engages in from the date hereof to the date of the termination of the Employment Agreement.

1(b) Injunctive Relief. Mr. Koontz acknowledges that Tiger conducts business on a national and international basis, and that, therefore, the territorial and time limitations set forth in this Section 1, including its sub-paragraphs, are reasonable and properly required for the adequate protection of the business of the Tiger, that any violation of such restrictions will result in irreparable injury to Tiger, that the remedy at law for any breach of the foregoing restrictions will be inadequate, and that, in the event of any such breach, Tiger, in addition to any other relief available to it, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. If Tiger is required to obtain injunctive relief to enforce the provisions of this Section 1, including its sub-paragraphs, then the duration of any covenant shall be tolled for the period necessary for Tiger to obtain such injunctive relief.

In the event the restrictions against engaging in a competitive activity contained in Section 1(a) hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area or by reason of their being too extensive in any other respect, the court shall be permitted to interpret and apply Section 1(a) to extend only over the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable, all as determined by the court in the action.

1(c). Non-Solicitation of Employees. Mr. Koontz agrees that during the Restricted Period he will not solicit, induce, entice, or encourage or attempt to solicit, induce, entice, or encourage any employee of Tiger or Owl to render services for any other person, firm, entity, or corporation or to engage in Competing Business or, to terminate his or her employment with Tiger. The restrictions in this Section 1(c) shall not apply to any employee of Owl whose employment terminates and is not employed by Tiger immediately following the Merger, nor shall Mr. Koontz be prevented from hiring or engaging the services of any former employee of Tiger or Owl who responds to newspaper or other similar advertising for employment or other solicitations for employment which are not specifically targeted to Tiger's or Owl's employees.

1(d). Non-Solicitation of Customers. Mr. Koontz agrees that during the Restricted Period he will not solicit, induce, entice, or encourage or attempt to solicit, induce, entice, or encourage any current, past or prospective customer of Tiger or Owl to enter into a business relationship that is competitive with the business of Tiger as defined in Section 1(a).

2. Waiver or Modification. No waiver or modification of the terms of this Non-Competition Agreement shall be valid unless made in writing and signed by both parties hereto.

3. Governing Law. This Non-Competition Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas (but not including the choice of law rules thereof), applicable to Non-Competition Agreements made and to be performed therein.

4. Severability. The holding of any provision of this Non-Competition Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Non-Competition Agreement, which shall remain in full force and effect.

5. Entire Agreement and Binding Effect. This Non-Competition Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, distributors, successors and assigns.

6. Assignment. Neither this Non-Competition Agreement nor any benefits hereunder are assignable by Mr. Koontz.

7. Counterparts. This Non-Competition Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date and year first above written.

TIGER, INC.

By:_____________________________

BRYAN S. KOONTZ

_________________________________

Bryan S. Koontz

EXHIBIT B

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of January ___, 2005 by and between TRIPOS, INC., a Utah corporation ("Tripos") and DR. ROBERT S. PEARLMAN ("Dr. Pearlman") (together, "the Parties").

WHEREAS, Tripos desires to obtain the consulting services of the Dr. Pearlman as an independent contractor to assist with various matters including, but not limited to, assistance with customer relations and product strategy and other related services as requested by Tripos and to provide such other advice, counsel, and assistance as Tripos may from time to time during the term hereof deem necessary; and

WHEREAS, the Parties desire to enter into this Agreement, which sets forth the terms and conditions for the consulting relationship of Dr. Pearlman with Tripos.

NOW, THEREFORE, in consideration of the mutual agreements and other consideration contained in this Agreement, including the Non-Competition Agreement ("the Non-Competition Agreement") by and between Dr. Pearlman and Tripos (attached as Exhibit 1) which was approved by Tripos when it acquired the stock of Optive Research, Inc., the parties agree as follows:

Services.

(a) Term: Tripos agrees to, and hereby does, enter into a consulting arrangement with Dr. Pearlman for a period of two (2) years commencing from January __, 2005 (the "Effective Date").

(b) Consulting Services: For the term of this Agreement, Dr. Pearlman agrees to make himself available to Tripos for and at reasonable times and in reasonable places to consult with regard to various matters including, but not limited to, assistance with customer relations, current customer contracted commitments and product strategy and other related services as requested by Tripos ("Consulting Services"). The Parties agree that Dr. Pearlman will provide approximately one hundred twenty (120) hours of Consulting Services to Tripos per quarter for the term of this Agreement, and that approximately fifty-percent (50%) of this time will be allocated to travel. In addition, (i) Tripos may request Dr. Pearlman to provide consulting service to third parties on behalf of Tripos ("Additional Consulting Services"), and (ii) upon prior notice to Tripos' President and Chief Executive Officer of the identity and scope of any proposed consulting arrangement that Dr. Pearlman may be offered outside this Agreement by a third party, provided that the relevant terms of such engagement shall be held in strictest confidence by Tripos' President and Chief Executive Officer, Dr. Pearlman shall be permitted to continue his independent consulting practice (the "Other Consulting Services"). Such "Other Consulting Services" are subject to the terms of the Non-Competition Agreement. Tripos agrees that it will not expect Dr. Pearlman to provide Consulting Services at such times that would interfere with teaching or other responsibilities he may have in his position as a professor at the University of Texas or at such times that would conflict with previously arranged obligations of a professional nature (such as presentations at various meetings or consulting at companies not excluded by terms of the Non-Competition Agreement). The parties agree to use good faith efforts to resolve any such scheduling conflict. Tripos agrees to reimburse Dr. Pearlman for all reasonable out-of-pocket costs associated with the provision of Consulting Services including, but not limited to, transportation costs, lodging, and meals for any travel necessary to perform these services, subject to Tripos' policies concerning expense reimbursement. However, if Tripos requires Dr. Pearlman to travel internationally in connection with the performance of Consulting Services, Tripos agrees that, for such international travel, Tripos will reimburse Dr. Pearlman for his purchase of business class level airfare, provided that Dr. Pearlman notifies whichever Tripos employee requested such travel, via ordinary channels of communication such as live, telephonic, or email exchange, of the cost of such airfare prior to purchasing it.

(c) Additional Compensation: Dr. Pearlman agrees that for a period of six (6) months following the Effective Date, other than expense reimbursements as provided in paragraph (b) above and except for compensation that Dr. Pearlman may receive for provision of Other Consulting Services from third parties, he will not receive additional compensation for performance of Consulting Services. For the remaining term of this Agreement, Tripos will pay to Dr. Pearlman $18,750.00 per quarter in exchange for continued performance of Consulting Services and Additional Consulting Services. The Parties agree that if Tripos requests that Dr. Pearlman perform more than one hundred twenty (120) hours of Consulting Services or Additional Consulting Services in any quarter, Tripos will compensate Dr. Pearlman at the rate of $1,250.00 per day for any Consulting Services or Additional Consulting Services performed in excess of the agreed upon level.

2. Intellectual Property.

(a) All inventions, discoveries, developments, proprietary rights to information, deliverables, materials, products and improvements made or conceived by Dr. Pearlman under or arising out of this Agreement ("Inventions"), shall, whether such Inventions are patentable or not, become and remain the sole and exclusive property of Tripos. Dr. Pearlman shall immediately notify Tripos in writing of all such Inventions, and hereby transfers and assigns all of his right, title and interest in and to any such Inventions to Tripos, irrespective of whether or not any patent application is, or has been filed for such Inventions. During and after the term of this Agreement, Dr. Pearlman shall, at Tripos' request and expense and through attorneys and representatives designated by Tripos, make application for Letters of Patent in the United States and/or other countries for all such Inventions. Dr. Pearlman shall assign all such applications to Tripos and shall take such action and provide Tripos such assistance as is necessary to prepare any such application, protect Tripos' rights and vest in Tripos all right, title and interest to the Inventions.

(b) Dr. Pearlman hereby assigns to Tripos all of his right, title and interest in and to all copyrights on all writings, documents, reports, papers, drawings, tabulations, books, computer programs, software, documentation and other works written or made for Tripos under or arising out of this Agreement ("Creative Works"). All Creative Works developed by Dr. Pearlman under this Agreement are to be considered "works for hire" as that term is defined under the United States Copyright laws, and the Creative Works, along with all related copyrights, are the sole and exclusive property of Tripos, to use, publish, and license at its sole discretion. Regarding such Creative Works, Dr. Pearlman hereby assigns to Tripos all rights, title and interest in and to said copyrights in the United States and elsewhere, including registration and publication rights, rights to create derivative works and all other rights which are incident to copyright ownership. In the event any court holds the Creative Works not to be "works for hire", Dr. Pearlman hereby transfers and assigns the Creative Works to Tripos, at its request, in consideration of the fees paid to Dr. Pearlman hereunder.

(c) In the event Tripos is unable for any reason to secure Dr. Pearlman's signature to any document required to file, prosecute, register or memorialize the assignment of any patent, copyright, mask work, or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right, in each case to the extent made, created or conceived in the performance of this Agreement (including improvements thereof and any derivative works, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), Dr. Pearlman hereby irrevocably designates and appoints Tripos and Tripos' duly authorized officers and agents as Dr. Pearlman's agents and attorneys-in-fact to act for and on behalf of Dr. Pearlman, instead of Dr. Pearlman.

3. Standards. Dr. Pearlman shall perform his duties and responsibilities under this Agreement to the best of his ability and using his best efforts, in a diligent, timely, professional and workmanlike manner, in accordance with performance standards generally prevailing in the industry.

4. Independent Contractor. This Agreement establishes between Dr. Pearlman and Tripos an independent contractor relationship, and the terms and conditions of this Agreement shall be interpreted in light of that relationship. Dr. Pearlman shall have control of the manner and means of performing his services under this Agreement and shall complete the Consulting Services in accordance with his own means and methods of work. Nothing in this Agreement shall entitle Dr. Pearlman to participate in or accrue benefits under any plan of Tripos relating to pension or welfare benefits, stock options, stock purchases, thrift, vacation, profit sharing, group life insurance, medical coverage, disability insurance, education, or other retirement or employee benefits.

5. Export License Requirements. The export of commodities or technical data from the United States of America and/or the re-export from foreign countries of commodities or technical data or direct products of technical data of United States of America origin, may be conditioned upon the issuance of an export license by the government of the United States of America. Dr. Pearlman represents that he will not export or re-export any commodities or technical data or direct products of technical data in furtherance of this Agreement unless and until he has complied in all respects with the United States of America Export Control Regulations. Neither party makes any warranty that an export license will be granted for such export or re-export, however, if such a license cannot be obtained, the scope of Dr. Pearlman's Consulting Services shall be amended if required. The parties agree to consult with one another before attempting to obtain any such license in furtherance of this Agreement.

6. Termination.

(a) Termination by Tripos. Tripos shall have the right to terminate this Agreement if:

(1) Dr. Pearlman breaches or defaults under this Agreement and fails to cure such breach or default within five (5) business days after receiving written notice from Tripos;

(2) Dr. Pearlman breaches the terms of the Non-Competition Agreement;

(3) Dr. Pearlman provides services to a third party under an arrangement, agreement or understanding under which Dr. Pearlman is required, obligated, or agrees to perform work exclusively for such third party or another party; or

(4) Dr. Pearlman shall no longer be able to perform his duties as a result of death or permanent disability.

(b) Termination by Dr. Pearlman. Dr. Pearlman shall have the right to terminate this Agreement if Tripos fails to timely make any payment to Dr. Pearlman pursuant to the terms of this Agreement and fails to cure such breach or default within five (5) business days after receiving written notice of termination from Dr. Pearlman.

(c) Effect of Termination. Upon the termination of this Agreement for any reason, by either Dr. Pearlman or Tripos, Dr. Pearlman shall be entitled to receive from Tripos the proportionate amount of any fees earned or expenses incurred by Dr. Pearlman that remain unpaid or unreimbursed by Tripos as of the effective date of any such termination.

7. Remedies for Breach. It is recognized that damages in the event of breach of this Agreement by Dr. Pearlman would be difficult, if not impossible, to ascertain, and it is therefore agreed that Tripos, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which Tripos may have.

8. Modifications. This Agreement may not be modified in any way except in a written agreement signed by both Dr. Pearlman and an authorized representative of Tripos.

9. Successors and Assigns.

(a) Tripos will require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of Tripos, as the case may be, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that Tripos would be required to perform it if no such succession or assignment had taken place, provided, however, that Dr. Pearlman agrees, in writing, to provide Consulting Services to said successor or assignee.

(b) This Agreement may not be assigned by Dr. Pearlman.

10. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

11. Notice. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered mail to Dr. Pearlman at the last address Dr. Pearlman has filed in writing with Tripos or, in the case of Tripos, at its principal executive offices.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to its conflict of law provisions.

13. Entire Agreement. This Agreement constitutes the entire agreement and understanding between Tripos and Dr. Pearlman relating to Dr. Pearlman's Consulting Services to Tripos.

IN WITNESS THEREOF, Dr. Pearlman and Tripos, after carefully reading the provisions of this Agreement, herein declare that they understand such provisions and willingly accept and agree thereto by executing this Agreement.

Tripos, Inc.

By:

Dr. Robert S. Pearlman

Date: Title:

Date:

EXHIBIT C

(TO BE TYPED ON TRIPOS LETTERHEAD)

Mr. Bryan Koontz

12000 Charm Circle

Austin, Texas 78727

Re: Employment Agreement

Dear Mr. Koontz,

I am pleased to offer you an Employment Agreement with Tripos. In this letter I have set forth the terms of your employment with Tripos. Tripos and Optive have been negotiating the terms of a stock purchase agreement for Tripos to purchase the stock of Optive. After this stock purchase agreement closes ("the Closing"), Tripos looks forward to you working with Tripos as a Tripos employee. The terms of your employment with Tripos are set forth below.

1. Employment And Employment Term: Tripos, ("the Employer") offers you ("the Employee"), and you accept employment by Tripos, upon the terms and conditions in this Employment Agreement ("Agreement"). Your employment under this Agreement (the "Employment Period") will begin on 24 January 2005 and will continue, subject to earlier termination pursuant to the provisions of Section 4, through and including the date which is the one year anniversary of the Effective Date (the "Employment Period Termination Date"). Tripos shall give you written notice of the Effective Date. If the Purchase Agreement is terminated pursuant to its terms and the Closing does not occur, this Agreement will be of no force and effect. After this initial one-year period, you will become an at-will employee of Tripos. However, the provisions of Sections 5, 6 and 7 below will continue in effect beyond the initial one year period for as long as your employment with Tripos continues.

2 Duties: You will be employed as Vice President of Corporate Development for Discovery Informatics at Tripos and shall have such duties as are assigned or delegated to you by Tripos' Senior Vice President of Discovery Informatics. (The general outline of your job duties is attached to this document below.) You will devote your entire business time, attention, skill, and energy to the business of Tripos, will use your best efforts to promote the success of the business of Tripos, and will cooperate fully with the Board of Directors of Tripos in the advancement of the best interests of Tripos.

3. Compensation:

    Base Salary. During the Employment Period, Tripos will pay you an annual salary of $165,000.00, (the "Base Salary"). The Base Salary will be payable in equal periodic installments according to Tripos' customary payroll practices, but no less frequently than monthly. After this Agreement expires, the Senior Vice President of Discovery Informatics of Tripos may review and, in his sole discretion, change the Base Salary. The amount of any change in Base Salary combined with the previous year's Base Salary would then constitute your Base Salary.

    Bonus. During the Employment Period, you will be included in the Tripos Bonus Plan that is authorized by Tripos Board of Directors. The bonus plan provides for persons in your job classification to be eligible for a bonus of 25% of your Base Salary, to be paid based on the performance of the company, the performance of the business unit, and your individual performance as laid out in defined objectives during the fiscal year.

    Stock Options. Tripos Stock Option plan currently has no available shares for grant. Tripos intends to request shareholder approval for new option shares to fund its program at its next annual meeting, scheduled for May 2005. If such request is ratified by the shareholders, Tripos will grant the Employee option to purchase 30,000 shares of Tripos stock at the then current share price. The options will vest under the standard Stock Option Plan schedule.

    Reimbursement of Business Expenses. During the Employment Period, except as specifically otherwise provided in this Agreement, Tripos will pay directly, or reimburse you for, all items of reasonable and necessary business expenses, if you incur such expenses in the interest of Tripos' business. Tripos will reimburse you for the expenses you incurred upon presentation by you, from time to time (but not less than quarterly), of an itemized account of such expenditures in accordance with Tripos' policy for verifying such expenditures.

    Benefits. You will, during the Employment Period, be permitted to participate in such 401(k), bonus, life insurance, hospitalization, major medical, and other employee benefit plans of Tripos that may be in effect from time to time and are generally available to employees of Tripos, to the extent you are eligible under the terms of those plans (collectively, the "Benefits").

    Vacation and Holidays. You will be entitled to paid vacation each fiscal year of Tripos in accordance with Tripos' vacation policies in effect for its executive employees from time to time, provided that you shall be entitled to no less than 15 days of vacation each such fiscal year. Vacation must be taken by the Employee at such time or times as approved by the Senior Vice President of Discovery Informatics of Tripos. You will also be entitled to the paid holidays and other paid leave set forth in Tripos' policies

    Relocation: Tripos expects that within six (6) months after the Effective Date of this Agreement, you will make a firm decision, and so notify Tripos in writing, to relocate to the St. Louis, Missouri area where the Tripos' headquarters facility is located, and that you will complete your actual relocation within nine (9) months of the Effective Date. Tripos will pay your reasonable cost of relocation from Texas to St. Louis, Missouri, consistent with Tripos' relocation policy. You must submit an itemized account of all such reasonable relocation expenses, with supporting documentation, to Employer for payment or reimbursement in accordance with Tripos' policy for verifying such expenditures.

4. Termination

4.1 Events Of Termination: The Employment Period and your Base Salary and Benefits, and any and all other rights of the Employee under this Agreement or otherwise as an employee of Tripos will terminate (except as otherwise provided in this Section 4):

    upon the determination by Tripos, in good faith, that the disability of the Employee (as herein defined) has occurred, such termination to be effective immediately upon notice from Tripos to the Employee; for purposes of this Agreement, "disability of the Employee" shall mean the absence of the Employee, or your inability to fulfill your duties with Tripos on a full time basis, for a period of 180 days during the 12 month period as a result of incapacity due to mental or physical illness as determined by a physician selected by the Company or its insurers and acceptable to you or your legal representative (such agreement not to be unreasonably withheld);

    for Cause, immediately upon notice from Tripos to you, or at such later time as such notice may specify; for purposes of this Agreement, "Cause" means: (a) your material breach of this Agreement; (b) your failure to adhere to any written Employer policy if the Employee has been given a reasonable opportunity to comply with such policy or cure your failure to comply; (c) the appropriation (or attempted appropriation) of a material business opportunity of Tripos, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Tripos; (d) the misappropriation (or attempted misappropriation) of any of Tripos' funds or property; (e) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, the equivalent thereof, or any other crime with respect to which imprisonment is a possible punishment; and (f) if within nine (9) months after the Effective Date you do not complete a relocation to the St. Louis, Missouri area where the Tripos' headquarters facility is located. For a termination under this paragraph 4.1(b)(f), the provisions of the non-disclosure covenant and non-competition and non-interference provisions of sections 5 and 6 below would continue in full force and effect for twelve (12) months after this Agreement terminates because of your election not to relocate to the St. Louis, Missouri area where the Tripos' headquarters facility is located;

    for Good Reason upon not less than thirty days' prior notice from you to Tripos; for purposes of this Agreement, "Good Reason" means the material breach by Tripos of its obligations under this Agreement;

    automatically upon the death of the Employee; or

    notwithstanding any other provision of this Agreement, by Tripos without Cause at any time upon notice to you.

4.2 Payment On Termination

    Effective upon the termination of your employment under this Agreement pursuant to Section 4.1, Tripos will be obligated to pay you (or, in the event of termination under Section 4.1(d), Employee's designated beneficiary as defined in Section 4.2(b) below) only such compensation as is provided in this Section 4.2, and in lieu of all other amounts and in settlement and complete release of all claims you may have against Tripos.

      Termination under Section 4.1(a) or (d). If Tripos terminates your employment pursuant to Sections 4.1(a) or (d), you will be entitled to receive, and Employer will pay you, your Base Salary through the date on which such termination is effective.

      Termination by the Employer for Cause. If Tripos terminates your employment under this Agreement for Cause, you will be entitled to receive, and Tripos will pay you, your Base Salary only through the date on which such termination is effective.

      Termination by the Employee for Good Reason. If you terminate your employment under this Agreement for Good Reason as described in Section 4.1(c) of this Agreement, you will be entitled to receive, and Tripos will pay you, your Base Salary through the date on which such termination is effective plus an amount equal to your Base Salary (as determined on the date on which such termination is effective) from the date following the date on which such termination is effective through the date which is the 12 month anniversary of the Effective Date.

      Termination not for Cause. If Tripos terminates you for any reason other than a termination pursuant to Section 4.1(a), 4.1(b), 4.1(d), you will be entitled to receive, and Tripos will pay to you, your Base Salary through the date on which such termination is effective plus an amount equal to your Base Salary (as determined on the date on which such termination is effective) from the date following the date on which such termination is effective through the date which is the 12 month anniversary of the Effective Date.

    Your accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and you will be entitled to accrued Benefits pursuant to such plans only as provided in such plans. You will not receive, as part of your termination pay pursuant to this Section 4.2, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

    For purposes of this Section 4.2, your designated beneficiary will be such individual beneficiary or trust, located at such address, as you may designate by notice to Tripos from time to time or, if you fail to give notice to Tripos of such a beneficiary, your estate. Notwithstanding the preceding sentence, Tripos will have no duty, in any circumstances, to attempt to open an estate on your behalf, to determine whether any beneficiary designated by you is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any person or entity purporting to act as your personal representative (or the trustee of a trust you establish) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

5. Miscellaneous:

    Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

    Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which Tripos may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Employee under this Agreement, being personal, may not be delegated.

    Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) one day after deposited for overnight delivery with a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth such party's signature (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

    Entire Agreement: Amendments. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto or between the Employee and Tripos with respect to the subject matter hereof and supersedes any prior agreement, undertakings, commitments and practices relating to Employee's employment by Tripos. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

    Governing Law: Jurisdiction. This Agreement and the legal relations between the parties will be governed by the laws of the State of Missouri without regard to conflicts of laws, principles and any court action arising out of this Agreement shall be brought in any court of competent jurisdiction within the State of Missouri, County of St. Louis.

    Section Headings: Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the prece4ding words or terms.

    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9. Waiver Of Jury Trial: The parties hereto hereby waive a jury trial in any litigation with respect to this agreement.

Tripos looks forward to completing this stock purchase agreement and having you become a Tripos employee. By your signature below, please indicate that you accept these terms of employment and return a signed copy to me.

Very truly yours,

John McAlister

ACCEPTED: OFFERED:

BRYAN KOONTZ TRIPOS

By: ____________________________ By: ______________________________

John P. McAlister

Address: [INSERT ADDRESS] Address: 1699 South Hanley

St. Louis, MO 63144

Date: ____________________________ Date: ______________________________

Job Description: VP Corporate Development, Discovery Informatics

Primary Responsibilities:

  Define/Refine Business Plan -- Own, in collaboration with the SVP of Discovery Informatics, the definition/refinement of the 3-5 year strategic/business plan for Tripos' software business
    What business(es) should we be in, and why? Where will the growth come from? Revenue goals? Expected impact to EPS? Risks and mitigation plan?
    Market segmentation/sizing/competitive landscape/potential growth areas/SWOT/trends
    Business plan, product plan, related software/product management strategy
    Build/buy/partner/concede strategy
    Financial / operating plan
  Execute Business Plan -- In collaboration with the SVP of Discovery Informatics, identify, engage, evaluate, execute, build, and manage the appropriate:
    Distribution relationships
    In-licensing relationships
    Out-licensing relationships
    Technology partnerships
    M&A and/or other investment opportunities
    Work with Trevor to manage appropriate organic R&D investments/activities to support the plan
    Work with other members of the exec team (sales/marketing) to support the plan
  Own Partnerships/Alliances -- Within the agreed business/strategic plans, Define, Execute, Manage Tripos' Partnership Policies, Tools, Programs, Metrics. Be the central point of contact for all software BU-related 3rd-party relationships.
    Structure & Policies - What are the rules and procedures Tripos uses to evaluate, engage in, and manage relationships with 3rd parties? E.g. evaluation criteria, evaluation process, partner segmentation, legal
    Tools & Programs - What are the PRM (Partner Relationship Management) tools Tripos uses to efficiently and effectively manage its network of 3rd-party relationships? (e.g. partner portals, email updates, etc.) What partner programs should Tripos invest in to gain full value from its network of 3rd party relationships? (e.g. partner training/awareness, co-selling, etc.)
    Metrics - How do we know if a partnership is worth it to Tripos or not? When do we know we should terminate a 3rd-party relationship? How do we objectively evaluate the impact of Tripos' business development efforts?
  Software Sales Assistance
    Play active role in sales cycles, when needed, to communicate Tripos software business vision, strategic plan, etc.
    Lead the negotiations on large customer software licensing agreements as needed

Secondary Responsibilities

  Software BU Marketing - Provide marketing assistance for the software BU:
    Working w/ Trevor, build a strong Product Management team at Tripos
      Define job descriptions & source internal and/or external candidates
      Oversee Product Management training
      Define Product Management process, tools, policies (collaboratively w/ SW R&D team)
    Define DI marketing message (based on strategic plan) and work w/ exec team to promote consistent messaging across sales, marketing, IR, etc.
    Own Analyst (not necessarily financial analyst) Relations (e.g. IDC, Frost & Sullivan, Gartner, etc.) for the software BU
    Supervise the Discovery Informatics marketing (and possibly project management groups).

  Tripos, Inc. Marketing -- Assist with Tripos corporate marketing (working with Dieter, Peter H. and/or Jim R. as appropriate)
    Company-wide message(s)
    Public Relations (Investor Relations?)
    Corporate Identity
    Corporate website

EXHIBIT D

Escrow Agreement

THIS ESCROW AGREEMENT (the "Agreement") is made and dated as of __________________, 2005 by and among TRIPOS, INC., a Utah corporation ("Tripos"), Owl Acquisition, Inc., a Delaware corporation ("Merger Sub"), OPTIVE RESEARCH, INC., a Delaware corporation (the "Company"), __________________, as Escrow Agent (the "Escrow Agent"), and Bryan S. Koontz, acting by virtue of the Agreement and Plan of Merger dated as of December 20, 2004 (the "Merger Agreement") as the attorney-in-fact and Representative of the Securityholders of the Company (the "Stockholders' Representative").

WITNESSETH:

WHEREAS, Tripos, the Company and Merger Sub have entered into the Merger Agreement, providing for the merger of Merger Sub with and into the Company (the "Merger"), and in connection with which the Securityholders of the Company shall receive as consideration the Merger Consideration as set forth in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Tripos, the Company and the Merger Sub have agreed that the rights of indemnification under Article VII of the Merger Agreement shall survive the consummation of the transactions contemplated by the Merger Agreement for a period of eighteen (18) months from the Closing Date, and shall be secured, pursuant to this Agreement, by $975,000 in cash (the "Escrow Amount") to be deposited in escrow with the Escrow Agent, as escrow agent hereunder, to be held in the Escrow Fund;

WHEREAS, pursuant to the Merger Agreement, the Stockholders' Representative is entitled to full reimbursement for out-of-pocket fees and expenses and other obligations of or incurred by the Stockholders' Representative in connection with the Merger Agreement and this Agreement, which reimbursement shall be satisfied out of the Reimbursement Funds (as hereinafter defined), to be deposited in escrow with the Escrow Agent, as escrow agent hereunder, to be held in the Reimbursement Fund;

WHEREAS, the Escrow Agent is willing to act in the capacity of Escrow Agent hereunder subject to, and upon the terms and conditions of this Agreement;

WHEREAS, pursuant to the Merger Agreement, the Stockholders' Representative has been appointed as the Securityholders' attorney-in-fact and authorized and empowered to act, for and on behalf of any or all of the Securityholders (with full power of substitution in the premises) in connection with the indemnity provisions of the Merger Agreement, this Escrow Agreement, and such other matters as are reasonably necessary for the consummation of the transactions contemplated hereby and thereby; and

WHEREAS, capitalized terms used and not defined herein have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the promises, covenants and agreements set forth in this Agreement and of other good and valuable consideration, the receipt and legal sufficiency of which they hereby acknowledge, and intending to be legally bound hereby, and as an inducement for the execution and delivery of the Merger Agreement, Tripos, the Company, the Merger Sub, the Escrow Agent and the Stockholders' Representative hereby agree as follows:

ARTICLE I

DESIGNATION OF ESCROW AGENT AND FUNDS

SUBJECT TO ESCROW

1.1 Designation of Escrow Agent. Tripos, the Company and the Merger Sub hereby mutually designate and appoint [name of Escrow Agent], having an office and place of business located at [address], as Escrow Agent for the purposes set forth herein. The Escrow Agent hereby accepts such appointment and agrees to act in furtherance of the provisions of the Merger Agreement, but only upon the terms and conditions provided in this Agreement.

1.2 Funds Subject to Escrow. In accordance with Sections 1.6 and 7.2 of the Merger Agreement, upon execution of this Agreement , Tripos shall deposit, or cause to be deposited, with the Escrow Agent, by wire transfer of immediately available funds, the Escrow Amount. The Escrow Agent shall hold and distribute the Escrow Amount and the Reimbursement Amount in accordance with the terms hereof.

1.3 Powers of Stockholders' Representative. Pursuant to the Merger Agreement, Bryan Koontz has irrevocably been appointed as the Stockholders' Representative to act as the true and lawful agent of the Securityholders and attorney-in-fact with respect to all matters arising in connection with this Agreement, including but not limited to the power and authority on behalf of each Securityholder (other than in his or her own right) to do any one or all of the following:

(i) Receive all notices or documents given or to be given to any of the Securityholders by Tripos pursuant hereto or to the Merger Agreement or in connection herewith or therewith and to receive and accept service of legal process in connection with any suit or proceeding arising under this Agreement or the Merger Agreement;

(ii) Engage counsel, and such accountants and other advisors for any of the Securityholders and incur such other expenses on behalf of any of the Securityholders in connection with this Agreement or the Merger Agreement and the transactions contemplated hereby or thereby as the Stockholders' Representative may in its sole discretion deem appropriate; and

(iii) Take such action on behalf of any of the Securityholders as the Stockholders' Representative may in its sole discretion deem appropriate in respect of:

(A) waiving any inaccuracies in the representations or warranties of Tripos contained in this Agreement or in any document delivered by Tripos pursuant hereto;

(B) taking such other action as the Stockholders' Representative is authorized to take under this Agreement or the Merger Agreement;

(C) receiving all documents or certificates and making all determinations, on behalf of any of the Securityholders, required under this Agreement or the Merger Agreement;

(D) all such other matters as the Stockholders' Representative may in its sole discretion deem necessary or appropriate to consummate this Agreement or Article VII of the Merger Agreement and the transactions contemplated hereby and thereby; and

(E) all such action as may be necessary after the Closing Date to carry out any of the transactions contemplated by this Agreement, and the Merger Agreement including, without limitation, the defense and/or settlement of any claims for which indemnification is sought pursuant to Article VII of the Merger Agreement and any waiver of any obligation of Tripos or the Surviving Company.

All actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the Securityholders and no Securityholder nor any other Person shall have any claim or cause of action against the Stockholders' Representative, and the Stockholders' Representative shall have no liability to any Securityholder or any other Person, for any action taken, decision made or instruction given by the Stockholders' Representative in connection with the Merger Agreement or this Agreement, except in the case of his own gross negligence or willful misconduct.

ARTICLE II

TREATMENT OF ESCROW AMOUNT

2.1 Escrow Period; Distribution Upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing Date and shall terminate on [July 3, 2006](the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Tripos, is necessary to satisfy any Losses incurred by Tripos (or properly accrued in accordance with GAAP applied on a consistent basis for a Loss that Tripos reasonably believes it will have to pay with respect to a third-party claim of which Tripos or the Company has received notice prior to the termination of the Escrow Period) and specified in any Officer's Certificate (as defined below) delivered to the Escrow Agent and the Stockholders' Representative prior to termination of such Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. The Escrow Agent shall promptly distribute to the Securityholders pursuant to Article VI of this Agreement, and the Escrow Period shall terminate with respect to, the remaining portion of the Escrow Fund not required to satisfy such claims following the termination of the Escrow Period. As soon as any such claim has been resolved and obligations have been satisfied, the Escrow Agent shall distribute to the Securityholders pursuant to Article VI of this Agreement all portions of the Escrow Fund not required to satisfy such claim.

2.2 Protection of Escrow Fund. The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund for the benefit of the Securityholders in accordance with the terms of this Agreement and not as the property of Tripos, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

2.3 Retained Rights. The Escrow Agent shall hold the Escrow Fund and any property acquired with respect thereto pursuant to Section 2.2 above in safekeeping and dispose thereof only in accordance with the terms of this Agreement. The Escrow Agent may treat the Stockholders' Representative as the duly authorized agent and representative of the Securityholders with respect to any additional property related to the Escrow Amount.

2.4. Investment of Escrow Proceeds.

(a) Eligible Investments. If the Escrow Agent shall have received specific written investment instruction signed by the Stockholders' Representative (which shall include instruction as to term to maturity, if applicable, and which shall be consistent with Tripos's cash management policy generally), on a timely basis, the Escrow Agent shall invest the Escrow Amount in Eligible Investments, pursuant to and as directed in such instruction.

"Eligible Investments" shall mean (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) obligations (including certificates of deposit and banker's acceptances) of any domestic commercial bank having capital and surplus in excess of $500,000,000; and (iii) investments in money market investment programs registered under the Investment Company Act of 1940, as amended, including those of the Escrow Agent. If otherwise qualified, obligations of the Escrow Agent or any of its Affiliates shall qualify as Eligible Investments.

(b) Escrow Agent Not Responsible For Investment Decisions. Absent its timely receipt of such specific written investment instruction from Tripos, the Escrow Agent shall invest the Escrow Amount in the Escrow Agent's [name of account]. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(c) Certification of Taxpayer Identification Number. The Securityholders will provide Tripos with a certified tax identification number by signing and returning a substitute Form W-9 (or appropriate substitute Form W-8, in case of non-U.S. persons) to Tripos prior to the date on which any income earned on the investment of the Escrow Amount is credited to the Escrow Fund. Tripos will promptly forward copies of the substitute Form W-9 (or appropriate substitute Form W-8, in case of non-U.S. persons) to the Escrow Agent. The Securityholders understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Code may require withholding of a portion of any interest or other income earned on the investment of the Escrow Amount.

2.5 Distribution of Earnings; Tax Reporting. Any interest or income earned on the Escrow Amount shall be paid to the Securityholders promptly after each anniversary hereof in accordance with Article VI hereof. For tax reporting purposes, all interest or other income earned from the investment of the Escrow Amount in any tax year shall, to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity.

ARTICLE III

DISTRIBUTION OF ESCROW AMOUNT UPON TERMINATION

OF THE AGREEMENT

3.1 Third-Party Claims. In the event Tripos becomes aware of an event which Tripos reasonably believes may result in a demand against the Escrow Fund, Tripos will promptly notify the Stockholders' Representative in writing of such claim and as soon as practicable thereafter notify the Stockholders' Representative in writing of the facts within Tripos's knowledge that relate thereto. The Stockholders' Representative will then have the right to defend, contest, negotiate or settle any such claim or demand through counsel of his own selection (who shall be reasonably acceptable to Tripos), at the Securityholders' own cost and expense, which costs and expenses will be payable out of the Reimbursement Fund, and Tripos and the Company shall cooperate with and assist the Stockholders' Representative in the defense of such claim or demand. Notwithstanding the preceding sentence, the Stockholders' Representative will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent of Tripos, which consent will not be unreasonably withheld. Upon receipt by the Escrow Agent of a written instrument that is executed by the Stockholders' Representative and that instructs the Escrow Agent as to the disbursement of some or all of the Reimbursement Fund, the Escrow Agent shall within five (5) Business Days of such instruction disburse to the Stockholders' Representative the amount so instructed in such written instrument whereupon the then current Reimbursement Fund balance shall be reduced by such amount. If the Stockholders' Representative gives notice to Tripos within twenty (20) Business Days after Tripos has notified the Stockholders' Representative that any such claim or demand has been made in writing, that the Stockholders' Representative elects to have Tripos defend, contest, negotiate, or settle any such claim or demand, then Tripos will have the right to contest and/or settle any such claim or demand and the Stockholders' Representative shall cooperate with and assist Tripos in the defense of such claim or demand, provided, however, that Tripos will not settle, compromise, or offer to settle or compromise any such claim or demand without the prior written consent (which may include a general or limited consent) of the Stockholders' Representative, which consent will not be unreasonably withheld from the perspective of the Securityholders. Notwithstanding the foregoing, any conflict or ambiguity between this Section 3.1 and the terms of the Merger Agreement will be determined in favor of the provisions set forth in the Merger Agreement. In the event that the Stockholders' Representative has consented to any settlement, the Securityholders shall have no power or authority to object under any provision of this Agreement to the amount of such settlement.

3.2 Claims Upon Escrow Fund.

(a) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by any officer of Tripos (an "Officer's Certificate"): (A) stating that Tripos (i) has incurred a Loss for which Tripos is entitled to indemnification under the Merger Agreement, or (ii) has properly accrued or reasonably anticipates that it will have to accrue in accordance with GAAP applied on a consistent basis, for a Loss that Tripos reasonably believes it will have to pay with respect to a third-party claim of which Tripos or the Company has received notice prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period, and (B) specifying in reasonable detail the matter for which it claims entitlement for indemnification and/or the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued or the basis for such anticipated accrual, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall deliver to Tripos, as promptly as practicable, but subject to Section 3.3 below, an amount equal to the Escrow Payment (as defined below) provided, however, that in the event of a third party claim that is the subject of the demand on the Escrow Fund, no Escrow Payment shall be delivered until the claim is settled or adjudicated unless the Stockholders' Representative and Tripos otherwise agree. The Escrow Fund shall be reduced to the extent of any Escrow Payment made to Tripos. Notwithstanding anything herein to the contrary, the Escrow Agent shall be entitled to rely conclusively on the Officer's Certificate and shall have no responsibility to determine whether the information set forth therein is accurate or correct, or whether the claim has been specified in reasonable detail.

(b) "Escrow Payment" shall mean such portion of the Escrow Amount with an aggregate value equal to the Losses for which the Escrow Payment is being made; provided, however that in no event shall the Escrow Payment exceed the amount of the Escrow Amount in the Escrow Fund at the time of such Escrow Payment.

3.3 Notification of Stockholders' Representative. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholders' Representative (with proof of such delivery to the Escrow Agent (which proof of delivery may consist of a photocopy of the registered or certified mail or overnight courier receipt of the signed receipt if delivered by hand) (the "Proof of Delivery")), and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Tripos of any Escrow Payment unless the Escrow Agent shall have received written authorization from the Stockholders' Representative to make such delivery. After the expiration of thirty (30) days following the Escrow Agent's receipt of the Officer's Certificate, the Escrow Agent shall make delivery of the Escrow Payment; provided, however, that no such payment or delivery may be made if the Stockholders' Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period. The Escrow Agent shall have no responsibility to determine whether a copy of the Officer's Certificate was delivered to the Stockholders' Representative other than confirming it has received the Proof of Delivery from Tripos.

3.4 Resolution of Conflicts; Arbitration.

(a) In case the Stockholders' Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Stockholders' Representative and Tripos shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Representative and Tripos should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent.

(b) If no such agreement can be reached after good faith negotiation, either Tripos or the Stockholders' Representative may demand arbitration of the matter unless the amount of the claim or Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Tripos and the Stockholders' Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Tripos and the Stockholders' Representative cannot mutually agree on one arbitrator, Tripos and the Stockholders' Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

(c) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in St. Louis, Missouri or Austin, Texas, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

ARTICLE IV

ESCROW AGENT

4.1 Escrow Agent's Duties.

(a) The Escrow Agent (i) shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Tripos and the Stockholders' Representative, and shall have no duty to exercise any greater degree of care with respect to the Escrow Fund that it would for its own property and this Agreement shall not be deemed to create a fiduciary duty between the parties under state or federal law, (ii) may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties, and (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been provided with acceptable indemnification. The Escrow Agent may rely on the Stockholders' Representative as the exclusive agent of the Securityholders under this Agreement and the Merger Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in good faith in reliance thereon. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Escrow Agent is not a party to nor shall be liable for any of the agreements referred to or described herein (including, without limitation, the Merger Agreement).

(b) The Escrow Agent is hereby expressly authorized to comply with and obey any final non-appealable orders, judgments or decrees of any court or of the arbitrator(s). In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or of the arbitration panel, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

(d) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement, provided such determination or verification is in good faith.

(e) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to resolve the controversy or to take any action regarding it until such controversy is resolved pursuant to the terms hereof. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may reasonably require, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for any damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney's fees reasonably incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability by the terms of this Agreement.

(f) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, reasonable counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation or arbitration arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct. The parties agree that neither the payment by Tripos and the Stockholders' Representative of any claim by Escrow Agent for indemnification hereunder nor the disbursement of any amounts to Escrow Agent from the Escrow Funds in respect of a claim by Escrow Agent for indemnification shall impair, limit, modify, or affect, as between Tripos and the Stockholders' Representative, the respective rights and obligations of Tripos, on the one hand, and the Stockholders' Representative, on the other hand, under the Merger Agreement.

(g) The Escrow Agent may resign at any time upon giving at least thirty (30) days prior written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of Missouri or the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as Escrow Agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

4.2 Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid equally by Tripos and the Securityholders (which amount shall be paid from the Escrow Funds) in accordance with the fee schedule of the Escrow Agent attached hereto, which schedule may be subject to change hereafter on an annual basis subject to Tripos's prior approval. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation or arbitration pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all, in each case reasonable, costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation or arbitration.

4.3 Consequential Damages. Subject to the provisions of Section 4.1(c) hereof, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

4.4 Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

ARTICLE V

THE STOCKHOLDERS' REPRESENTATIVE

5.1 Stockholders' Representative Powers and Authority. The Stockholders' Representative shall have full power and authority to represent all of the Securityholders and their successors with respect to all matters arising following Closing under this Agreement and the Merger Agreement and all actions taken by the Stockholders' Representative hereunder and thereunder shall be binding upon all such Securityholders and their successors as if expressly confirmed and ratified in writing by each of them and no Securityholder shall have the right to object, dissent, protest or otherwise contest the same. The Stockholders' Representative may take following Closing any and all actions which he believes are necessary or appropriate under this Agreement and the Merger Agreement for and on behalf of the Securityholders, as fully as if the Securityholders were acting on their own behalf, including, without limitation, executing this Agreement as Stockholders' Representative, giving and receiving any notice or instruction permitted or required under this Agreement or the Merger Agreement by the Stockholders' Representative or any Securityholder, interpreting all of the terms and provisions of this Agreement and the Merger Agreement, authorizing payments to be made with respect hereto or thereto, defending all indemnity claims against the Securityholders pursuant to Section 7.2 of the Merger Agreement (an "Indemnity Claim"), consenting to, compromising or settling all Indemnity Claims, conducting negotiations with Tripos and its agents regarding such claims, dealing with Tripos and the Escrow Agent under this Agreement and the Merger Agreement with respect to all matters arising under this Agreement and the Merger Agreement, taking any and all other actions specified in or contemplated by this Agreement and the Merger Agreement, and engaging counsel, accountants or other Stockholders' Representatives in connection with the foregoing matters. Without limiting the generality of the foregoing, the Stockholders' Representative following Closing shall have full power and authority to interpret all the terms and provisions of this Agreement and the Merger Agreement and to consent to any amendment hereof or thereof on behalf of all such Securityholders and such successors.

5.2 Indemnification of Stockholders' Representative. The Stockholders' Representative shall incur no liability to the Securityholders or the Escrow Agent or any other person with respect to any action taken or suffered by it in reliance upon any note, direction, instruction, consent, statement or other documents reasonably believed by the Stockholders' Representative to be genuinely and duly authorized by at least a majority in interest of the Securityholders (or the successors or assigns thereto), nor for other action or inaction taken or omitted in good faith in connection herewith or with the Merger Agreement, in any case except for liability to the Securityholders for its own gross negligence or willful misconduct. The Stockholders' Representative shall be indemnified for and shall be held harmless against any loss, liability or expense incurred by the Stockholders' Representative or any of its Affiliates and any of their respective partners, directors, officers, employees, agents, stockholders, consultants, attorneys, accountants, advisors, brokers, representatives or controlling persons, in each case relating to the Stockholders' Representative's conduct as Stockholders' Representative, other than such losses, liabilities or expenses resulting from the Stockholders' Representative's gross negligence or willful misconduct in connection with its performance under this Agreement and the Escrow Agreement. This indemnification shall survive the termination of this Agreement. The costs of such indemnification (including the costs and expenses of enforcing this right of indemnification) shall be paid from the principal portion of the Reimbursement Fund. For all purposes hereunder, a majority in interest of the Securityholders shall be determined on the basis of each Securityholder's ownership of Company Stock immediately prior to the Effective Time (assuming the exercise of all Company Stock Options outstanding immediately prior to the Effective Time). The Stockholders' Representative may, in all questions arising under this Agreement, rely on the advice of counsel and for anything done, omitted or suffered in good faith by the Stockholders' Representative in accordance with such advice, the Stockholders' Representative shall not be liable to the Securityholders or the Escrow Agent or any other person. In no event shall the Stockholders' Representative be liable hereunder or in connection herewith for (i) any indirect, punitive, special or consequential damages, or (ii) any amounts other than those that are satisfied out of the Reimbursement Fund.

5.3 Access to Information. The Stockholders' Representative shall have reasonable access to information of and concerning any Indemnity Claim and which is in the possession, custody or control of Tripos or the Company and the reasonable assistance of Tripos's officers and employees for purposes of performing the Stockholders' Representative's duties under this Agreement or the Merger Agreement and exercising its rights under this Agreement and the Merger Agreement, including for the purpose of evaluating any Indemnity Claim against the Escrow Amount by Tripos; provided that the Stockholders' Representative shall treat confidentially and not, except in connection with enforcing its rights or the rights of the Securityholders hereunder or under the Merger Agreement, disclose any nonpublic information from or concerning any Indemnity Claim to anyone (except to the Stockholders' Representative's attorneys, accountants and other advisers, to Securityholders, to the arbitrators appointed to resolve disputes pursuant to this Agreement, and on a need-to-know basis to other individuals who agree to keep such information confidential).

5.4 Reasonable Reliance. In the performance of his duties hereunder, the Stockholders' Representative shall be entitled to rely upon any document or instrument reasonably believed by him to be genuine, accurate as to content and signed by any Securityholder or Tripos. The Stockholders' Representative may assume that any person purporting to give any notice in accordance with the provisions hereof has been duly authorized to do so.

5.5 Attorney-in-Fact.

(a) The Stockholders' Representative is hereby appointed and constituted the true and lawful attorney-in-fact of each Securityholder, with full power in his, her or its name and on his, her or its behalf to act according to the terms of this Agreement and the Merger Agreement in the absolute discretion of the Stockholders' Representative; and in general to do all things and to perform all acts including, without limitation, executing and delivering this Agreement and any other agreements, certificates, receipts, instructions, notices or instruments contemplated by or deemed advisable in connection with this Agreement.

(b) This power of attorney and all authority hereby conferred is granted and shall be irrevocable and shall not be terminated by any act of any Securityholder, by operation of law, whether by such Securityholder's death, disability, protective supervision or any other event. Without limitation to the foregoing, this power of attorney is to ensure the performance of a special obligation and, accordingly, each Securityholder hereby renounces its, his or her right to renounce this power of attorney unilaterally any time before the end of the Escrow Period.

(c) Each Securityholder hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Stockholders' Representative taken in good faith under this Agreement.

(d) Notwithstanding the power of attorney granted in this Article V, no agreement, instrument, acknowledgement or other act or document shall be ineffective by reason only of the Securityholders having signed or given such directly instead of the Stockholders' Representative.

5.6 Liability. If the Stockholders' Representative is required by the terms of this Agreement to determine the occurrence of any event or contingency, the Stockholders' Representative shall, in making such determination, be liable to the Securityholders only for his proven bad faith as determined in light of all the circumstances, including the time and facilities available to him in the ordinary conduct of business. In determining the occurrence of any such event or contingency, the Stockholders' Representative may request from any of the Securityholders or any other person such reasonable additional evidence as the Stockholders' Representative in his sole discretion may deem necessary to determine any fact relating to the occurrence of such event or contingency, and may at any time inquire of and consult with others, including any of the Securityholders, and the Stockholders' Representative shall not be liable to any Securityholder for any damages resulting from his delay in acting hereunder pending his receipt and examination of additional evidence requested by him.

5.7 Orders. The Stockholders' Representative is authorized, in his sole discretion, to comply with final, nonappealable orders or decisions issued or process entered by any court of competent jurisdiction or arbitrator with respect to the Escrow Fund or the Reimbursement Fund. If any portion of the Escrow Fund or Reimbursement Fund is disbursed to the Stockholders' Representative and is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any such event, the Stockholders' Representative is authorized, in his sole discretion, but in good faith, to rely upon and comply with any such order, writ, judgment or decree which he is advised by legal counsel selected by him is binding upon him without the need for appeal or other action; and if the Stockholders' Representative complies with any such order, writ, judgment or decree, he shall not be liable to any Stockholder or to any other Person by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

5.8 Removal of Stockholders' Representative; Authority of Successor Stockholders' Representative. Securityholders who in the aggregate hold at least a majority of the Stockholders' interest in the Escrow Fund shall have the right at any time during the term of the Escrow Agreement to remove the then-acting Stockholders' Representative and to appoint a successor Stockholders' Representative; provided, however, that neither such removal of the then acting Stockholders' Representative nor such appointment of a successor Stockholders' Representative shall be effective until the delivery to the Escrow Agent of executed counterparts of a writing signed by each such Securityholder with respect to such removal and appointment, together with an acknowledgment signed by the successor Stockholders' Representative appointed in such writing that he or she accepts the responsibility of successor Stockholders' Representative and agrees to perform and be bound by all of the provisions of this Agreement applicable to the Stockholders' Representative. Each successor Stockholders' Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholders' Representative, and the term "Stockholders' Representative" as used herein and in the Escrow Agreement shall be deemed to include any interim or successor Stockholders' Representative.

5.9 Reimbursement Fund.

(a) Deposit of Reimbursement Funds. In accordance with Section 7.2(c) of the Merger Agreement, upon execution of this Agreement and subject to compliance by the Company with the provisions of the Merger Agreement, Tripos shall deposit, or cause to be deposited, on behalf of the Securityholders to the Escrow Agent by wire transfer of immediately available funds, cash with an aggregate value equal to $100,000.00, (the "Reimbursement Funds") evidencing the Reimbursement Amount (as defined in the Merger Agreement). The Escrow Agent shall hold and distribute the Reimbursement Funds in accordance with the terms hereof.

(b) Reimbursement Funds. Pursuant to Section 7.3 of the Merger Agreement and this Article V, the Stockholders' Representative is entitled to full reimbursement for out-of-pocket fees and expenses and other obligations of or incurred by the Stockholders' Representative in connection with the Merger Agreement and this Agreement. The Reimbursement Funds shall be used to reimburse the Stockholders' Representative for out-of-pocket fees and expenses and to pay other obligations to or of the Stockholders' Representative, or shall (to the extent not previously distributed to the Stockholders' Representative as provided for above or subject to a claim by the Stockholders' Representative) be distributed to the Securityholders at such time, and in such manner, as the Escrow Fund is fully and finally distributed in accordance with the terms of this Agreement.

(c) Treatment of the Reimbursement Fund. The Escrow Agent shall hold and safeguard the Reimbursement Funds during the Escrow Period, shall treat the Reimbursement Funds as a trust fund for the benefit of the Securityholders and the Stockholders' Representative in accordance with the terms of this Agreement and not as the property of Tripos, and shall hold and dispose of the Reimbursement Funds only in accordance with the terms hereof.

(d) Investment of Reimbursement Fund. The Escrow Agent shall invest the Reimbursement Funds in the Escrow Agent's [name of account]. Earnings received from the investment of the Reimbursement Funds shall be held in the Reimbursement Funds in accordance with the terms of this Agreement. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(e) Disbursement of the Reimbursement Fund. The Escrow Agent shall disburse the Reimbursement Funds only in accordance with a written instrument delivered to the Escrow Agent that is executed by the Stockholders' Representative and that instructs the Escrow Agent as to the disbursement of some or all of the Reimbursement Funds. Upon receipt by the Escrow Agent of a written instrument that is executed by the Stockholders' Representative and that instructs the Escrow Agent as to the disbursement of some or all of the Reimbursement Funds, the Escrow Agent shall within five (5) Business Days of such instruction disburse to the Stockholders' Representative the amount so instructed in such written instrument whereupon the then current Reimbursement Funds balance shall be reduced by such amount.

(f) Distribution of Earnings; Tax Reporting. Any interest or income earned on the Reimbursement Funds shall be paid to the Securityholders at least annually in accordance with the percentages set forth opposite each such Securityholder's name on Exhibit A hereto. For tax reporting purposes, all interest or other income earned from the investment of the Reimbursement Funds in any tax year shall, to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity.

ARTICLE VI

DISTRIBUTIONS

All distributions, if any, to the Securityholders under this Agreement shall be made to the Securityholders named on Exhibit A hereto in accordance with the percentages set forth opposite each such Securityholder's name on Exhibit A hereto.

ARTICLE VII

MISCELLANEOUS

7.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Securityholders (by and through the Stockholders' Representative), Tripos, the Company and the Escrow Agent, and their respective successors and assigns, whether so expressed or not.

7.2 Waiver of Consent. No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and not exclusive of any rights or remedies which they would otherwise have. No modification or waiver of any provision of this Agreement, nor consent to any departure by any party therefrom, shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

7.3 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

7.4 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail or by recognized overnight courier, postage prepaid, addressed as follows:

If to Tripos or Merger Sub, to:

Tripos Corporation

1699 South Hanley Road

St. Louis, MO 63144

Attention: Chief Financial Officer

Telecopy: (314) 647-8108

with a copy to its counsel:

Hogan & Hartson L.L.P.

111 South Calvert Street, 16th Floor

Baltimore, Maryland 21202

Attention: Henry D. Kahn

Thene M. Martin

Telecopy: (410) 539-6981

If to the Company, to:

Optive Research, Inc.

12331-A Riata Trace Parkway

Suite 110

Austin, TX 78727

Attention: Chief Executive Officer

Telecopy:

with a copy to its counsel:

DLA Piper Rudnick Gray Cary US LLP

1221 South MoPac Expressway

Austin, TX 78746

Attention: John J. Gilluly III

Telecopy: (617) 248-7100

If to the Escrow Agent, to:

[Name]

[Address]

Attention:

Telecopy:

If to the Stockholders' Representative, to:

Bryan S. Koontz

[Address]

Telecopy:

Such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopies, telex or mailed.

7.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

7.6 Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof. Except as set forth in Section 3.4(c) with respect to any arbitration commenced pursuant to Section 3.4, the non-prevailing party in any dispute arising hereunder shall bear and pay the costs and expenses (including without limitation reasonable attorneys' fees and expenses) incurred by the prevailing party or parties in connection with resolving such dispute.

7.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.8 Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of Tripos, the Stockholders' Representative and the Escrow Agent, and any amendment or waiver hereunder shall be effective and binding upon all Securityholders if signed by the Stockholders' Representative.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Tripos, the Company, the Merger Sub and the Escrow Agent have caused their corporate names to be hereunto subscribed by their respective officers thereunto duly authorized, and the Stockholders' Representative has executed this Agreement, all as of the day and year first above written.

TRIPOS, INC.

By:

Name:

Title:

OPTIVE RESEARCH, INC.

By:

Name:

Title:

OWL ACQUISITION, INC.

By:

Name:

Title:

STOCKHOLDERS' REPRESENTATIVE:

Bryan S. Koontz

[ESCROW AGENT]

By:

Name:

Title:

EXHIBIT A

[TO COME]

EXHIBIT E

January ___, 2005

Tripos, Inc.

1699 South Hanley Road

St. Louis, Missouri 63144

Gentlemen:

We are legal counsel to Optive Research, Inc., a Delaware corporation (the "Company"), and we are rendering this opinion pursuant to Section 6.2(d) of the Agreement and Plan of Merger dated as of December ___, 2004 (the "Agreement"), by and among Tripos, Inc., a Utah corporation ("Tiger"), [Owl Acquisition, Inc.], a Delaware corporation ("Merger Sub"), the Company, Dr. Robert S. Pearlman ("Dr. Pearlman") and Bryan S. Koontz together with Dr. Pearlman, the "Stockholders"), in connection with the merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms used in this opinion, unless specifically defined herein, have the meanings assigned to them in the Agreement.

As to factual matters relating to our opinion, we have relied solely upon, and assumed the accuracy, completeness, and genuineness of, a certificate of an officer of the Company (the "Officer's Certificate"), certificates of public officials, and oral and written representations made to us by the Company and its officers. We have made no independent investigation of any of the facts stated in any such certificates or representations. In addition, we have assumed that the representations and warranties as to factual matters made by the parties to the Agreement (and the schedules and exhibits thereto) are true and correct. However, nothing has come to our attention which would lead us to believe that such certificates, representations and warranties are inaccurate as to any factual matters to which they relate.

Where we render an opinion "to our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is intended to indicate that during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of John Gilluly, Jim Vickery, Patrick Richter and Patrick Maroney, who are the attorneys presently within this firm who have performed substantive work representing the Company in connection with the Merger. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of each such statement and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to knowledge of any matters bearing on the accuracy of any such statement should be drawn from the mere fact of our representation of the Company.

We call your attention to the fact that the Agreement states that it is governed in part by and construed in accordance with the laws of Delaware, and that we are not rendering any opinion with respect to such choice of law. We have not examined the question of what law would govern the interpretation or enforcement of any agreements and our opinion is based on (i) the assumption that the internal laws of Delaware are, in substance, identical to the laws of the State of Texas, and (ii) the assumption that the internal laws of Delaware, the General Corporation Law of the State of Delaware ("Delaware Law"), and federal law would govern the provisions of those agreements and transactions contemplated thereby. We are admitted to practice law only in the State of Texas, and we express no opinion concerning any law, other than the law of the State of Texas, Delaware Law and the federal law of the United States. As to matters of Delaware Law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. Opinions of counsel licensed to practice law in states other than the State of Texas have not been obtained to support the opinions contained herein. We note that if the Agreement is not, in fact, valid, binding and enforceable under the laws of the State of Delaware that the Agreement may not be enforced by a Texas, Delaware or other court under applicable conflicts of law principles. We express no opinion with respect to any questions of choice of law, choice of venue or conflicts of laws.

With respect to our opinion in Paragraph 1 that the Company is in existence in and in good standing in Delaware, we have relied exclusively upon a Certificate of Good Standing of the Company issued by the Secretary of State of the State of Delaware dated effective as of December ___, 2004. With respect to our opinion in Paragraph 1 that the Company has the requisite corporate power to own its property and assets and to conduct its business, we have relied exclusively upon a Certificate of Good Standing of the Company issued by the Comptroller of Public Accounts of the State of Texas dated effective as of December ___, 2004.

In connection with our opinion in Paragraph 5 as it relates to the number of shares of the Company capital stock issued and outstanding as of the date hereof, we have examined only the Company's Certificate of Incorporation and the stock record books and journals of the Company in our possession. The Company has represented to us and we have assumed that these records are true, correct and complete and constitute all documents with respect to the issuance of shares of the Company Stock We have also assumed the options to be exercised in connection with respect to the transaction remain outstanding and unexercised. With respect to our opinion in Paragraph 5 that all issued and outstanding shares of capital stock of the Company are fully paid, we have relied solely upon a representation concerning receipt by the Company of full consideration for such shares made to us in the Officer's Certificate. We express no opinion concerning the past, present or future fair market value of any securities.

With respect to our opinion in Paragraph 6 below as it relates to any agreements set forth in Schedule 2.10 to the Agreement we have examined only the copies of those agreements that have been provided to us by the Company and we have reviewed such agreements only with regard to a violation, contravention or material default which would be apparent solely from an examination of such agreements. We express no opinion as to whether an assignment of, or transfer of rights under, such agreements may occur as a result of the Merger and as described in SQL Solutions, Inc. v. Oracle Corporation, No. C-91-1079 MHP, 1991 WL 626458 (N.D. Cal. Dec. 18, 1991), which assignment or transfer would require the consent of any party. With respect to our opinion in Paragraphs 6 and 8 as to governmental statutes, rules and regulations applicable to the Company, we have not conducted any special investigation of statutes, laws, rules and regulations, and our opinions with respect thereto is limited to Delaware Law and such United States and Texas statutes, laws, rules and regulations as in our experience are of general application to transactions of the sort contemplated by the Agreement. With respect to our opinion in Paragraphs 6 as to any order, writ, judgment, injunction decree or determination or award entered into against the Company, we have relied exclusively upon a representation made to us in the Officer's Certificate that the Company is not subject to any such order, writ, judgment, injunction decree or determination or award, and we have not searched any records of any court, governmental agency, tribunal or other entity.

With respect to our opinion in Paragraph 7 regarding actions, proceedings and investigations pending or threatened in writing, we have relied exclusively upon a representation made to us in the Officer's Certificate to the effect that, except as may otherwise be set forth in the Agreement or exhibits or schedules thereto, there are no actions, proceedings or investigations pending or threatened in writing against the Company, and we have not conducted any search or otherwise made any investigation of any records of any court, governmental agency, tribunal or other entity. In addition, with respect to our opinion in Paragraph 9 regarding the existence of voting agreements, rights of first refusal or other restrictions, we have relied exclusively upon a representation made to us in the Officer's Certificate to the effect that, except as may otherwise be set forth in the Agreement or exhibits or schedules thereto, there are no such agreements, rights or other restrictions.

We have also assumed (i) the genuineness and authenticity of all documents submitted to us as originals, (ii) the conformity to originals of all documents submitted to us as copies, (iii) the due execution and delivery of the Agreement and each other document or agreement executed and delivered pursuant to the terms of the Agreement by any party other than the Company when due execution and delivery are a prerequisite to the effectiveness thereof, (iv) that each such other party had the power and authority to enter into and perform all its obligations under such documents, (v) the due authorization by each such other party of all requisite actions, (vi) that you have received all of the documents that you are required to receive under the Agreement and all agreements contemplated thereby, and (vii) that the Agreement is a binding obligation of you, Merger Sub and the Stockholders. In addition, we have assumed the legal capacity of the Stockholder Representative and the genuineness and authenticity of the Stockholders Representative's signature on all documents. In addition, our opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts or allow non-written modifications of written contracts. Moveover, to the extent any of the agreements listed on Schedule 2.10 are governed by the laws of any jurisdiction other than the State of Texas, our opinion relating to those agreements is based solely upon the plain meaning of their language without regard to the interpretation or construction that might be indicated by the laws governing those agreements.

We express no opinion as to the accuracy of any information contained in any information statement or offering document delivered in connection with this transaction or otherwise or the sufficiency of the information contained in any such document under any federal or state law, rule or regulation, including (without limitation) Section 4(2) of the Securities Act of 1933, as amended.

The legality, validity, binding nature and enforceability of the Company's obligations under the Agreement may be subject to or limited by, and we express no opinion with respect to: (i) the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar federal, state or international laws generally affecting the rights of creditors; (ii) the effect of general principles of equity, including, but not limited to, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of equitable remedies, including specific performance or injunctive relief (regardless of whether such remedy is considered in a proceeding in equity or at law); (iii) the effect of similar statutes and federal laws and judicial decisions providing that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the Agreement that the Agreement may only be modified or an obligation thereunder waived in writing, or creating an implied agreement from trade practices or course of conduct; (iv) the effect of statutory laws and judicial decisions which limit enforcement of an exculpatory or indemnity provision, or realization upon any security provided therefor, including, without limitation, limitations on the enforcement of provisions which encompass indemnification, contribution or exculpation including with respect to (a) the negligence or willful misconduct of the party seeking relief or of any person for whom said party is legally responsible, (b) violations of law, or (c) matters found to be contrary to statute or public policy; (v) the validity or enforceability of any provisions regarding confidentiality, non-competition and non-solicitation or other provisions of similar import; (vi) antitrust laws, rules or regulations, (vii) trademark, copyright, patent or other intellectual property laws, rules or regulations; or (viii) the compliance or noncompliance with the anti-fraud provisions of state and federal laws, rules and regulations concerning the issuance of securities. Further, we have not reviewed, and express no opinion on, (i) financial covenants or similar provisions requiring financial calculations or determinations or (ii) provisions related to the occurrence or future occurrence of a Company Material Adverse Effect or words of similar import.

Based upon the foregoing and subject to the qualifications and assumptions herein stated, we are of the opinion that:

  The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own its property and assets and to conduct its business, in each case in Texas, as to our knowledge it is currently being conducted.

  The Company has all requisite corporate power and authority to execute and deliver the Agreement and to carry out and perform its obligations under the Agreement.

  All corporate action on the part of the Company necessary for the authorization, execution and delivery of the Agreement by the Company and the consummation of the Merger and the transactions contemplated in the Agreement has been taken.

  The Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

  The Company's authorized capital stock consists of 10,000,000 shares of common stock, par value $0.001 per share, 9,100,000 of which are issued and outstanding. The outstanding shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than as set forth in Section 2.3 of, and Schedule 2.3 to, the Agreement.

  The execution and delivery of the Agreement by the Company and the consummation of the Merger and the transactions contemplated by the Agreement do not violate any provision of the Company's Certificate of Incorporation or Bylaws do not violate, contravene or constitute a material default under the provisions of any agreement set forth in Schedule 2.10 to the Agreement, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company, of which we have knowledge, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

  To our knowledge, except as set forth in the Agreement or the Schedules to the Agreement, there is no action, proceeding or investigation pending or threatened in writing against the Company before any court or administrative agency.

  No approval or consent of, or registration or filing with, any federal or state governmental agency is required to be obtained or made by the Company in connection with the execution and delivery by the Company of the Agreement (other than the filing of a Certificate of Merger under Delaware Law).

  To our knowledge, and except as set forth in the Agreement or the Schedules thereto, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) to which the Company is a party applicable to any of the outstanding shares of capital stock of the Company, except as have been waived in connection with the Agreement.

This opinion is being furnished to you, solely for your benefit in connection with the Agreement. This opinion speaks only as of the date hereof and may not be relied upon or furnished to any other person, firm or entity without our express written consent. Our opinions represent expressions of professional legal opinion only and are not guarantees of any particular result. We make no undertaking to supplement such opinions should facts or circumstances come to our attention, or changes in law occur, which affect such opinions.

Very truly yours,

DRAFT--SUBJECT TO OPINION COMMITTEE REVIEW

NOT TO BE RELIED UPON

GRAY CARY WARE & FREIDENRICH LLP